Filed Pursuant to Rule 424(b)(5) Registration File No. 333-187561. This prospectus supplement includes 1,256,564 shares of common stock that were registered on our prospectus supplement, dated March 6, 2012, and as to which a registration fee was previously paid. With respect to the additional 3,743,436  shares of common stock being offered hereby (which results in a total of 5,000,000 shares being offered hereby), in accordance with Rules 456(b), 457(c) and 457(r), a registration fee of $76,755  has been calculated for such 3,743,436  shares of common stock as based on the aggregate initial offering price of securities being offered of $562,713,290 (estimated solely for the purpose of determining the registration fee, based on the average of the high and low sales price of our common stock on March 22, 2013.) Such registration fee is being paid in connection with this prospectus supplement. This paragraph shall be deemed to update the “Calculation of Registration Fee” table in Registration Statement No. 333-187561.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated March 27, 2013)

ESSEX PROPERTY TRUST, INC.
Up to 5,000,000 Shares of Common Stock
Under
Equity Distribution Program

We previously entered into equity distribution agreements in March 2012 pursuant to which we could initially offer and sell up to an aggregate of 4,300,000 shares of our common stock from time to time through the agents named in the agreements. As of the date of this prospectus supplement, 1,256,564 shares of common stock remained unsold pursuant to such agreements, and those shares are included within the shares described below being offered pursuant to this supplement and accompanying prospectus.

In connection with the registration statement on Form S-3 filed on March 27, 2013, to which this supplement relates, we have entered into new equity distribution agreements that supersede and replace the agreements described above with Cantor Fitzgerald & Co. (“Cantor”), Barclays Capital Inc. (“Barclays”), BMO Capital Markets Corp. (“BMO”), Citigroup Global Markets Inc. (“Citigroup”), Liquidnet, Inc. (“Liquidnet”), Mitsubishi UFJ Securities (USA), Inc. (“Mitsubishi”) and BNP Paribas Securities Corp. (“BNP”) (Cantor, Barclays, BMO, Citigroup, Liquidnet, Mitsubishi and BNP are collectively referred to as the “Sales Agents”). The new agreements relate to the 5,000,000 shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of these equity distribution agreements, we may offer and sell these shares from time to time through the Sales Agents, as agents or principals.

Our common stock is listed on the New York Stock Exchange under the symbol “ESS.” The last reported sale price of our shares of common stock on the New York Stock Exchange on March 27, 2013, was $150.85 per share.

Sales of shares of common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange.

Each Sales Agent will be entitled to compensation of up to 2% of the gross sales price per share for any shares of common stock sold through it as an agent. In connection with the sale of the shares of common stock on our behalf, the Sales Agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Sales Agents may be deemed to be underwriting commissions or discounts.

Under the terms of the equity distribution agreements, we may also sell our common stock to the Sales Agents as principals for their own accounts at prices agreed upon at the time of sale.  If we sell our common stock to any of the Sales Agents as principals, we will enter into a separate terms agreement with such Sales Agent.  The net proceeds we receive from the sale of our common stock to which this prospectus supplement relates will be the gross proceeds received from such sales less the commissions or discounts and any other expenses we may incur in issuing the common stock.  See “Plan of Distribution” for further information.

Investing in our shares of common stock involves risks. Before buying any shares, you should read the discussion of risk factors beginning on page S-2 of this prospectus supplement and on page 1 of the accompanying prospectus and under the caption “Risk Factors” beginning on page 7 of our Annual Report on Form 10-K for the year ended December 31, 2012, incorporated by reference into this prospectus supplement and the accompanying prospectus, and in our periodic reports and other information that we file from time to time with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Cantor Fitzgerald & Co.

Barclays

BMO Capital Markets

BNP PARIBAS

Citigroup

Liquidnet, Inc.

Mitsubishi UFJ Securities

The date of this prospectus supplement is March 29, 2013.

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. This prospectus supplement adds, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference.

To the extent any inconsistency or conflict exists between the information included or incorporated by reference in this prospectus supplement and the information included or incorporated by reference in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes the information in the accompanying prospectus. Unless we indicate otherwise or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Essex” or the "Company" mean Essex Property Trust, Inc. and all references to the “Operating Partnership” mean Essex Portfolio, L.P. Unless we indicate otherwise or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “we,” “us,” or “our” mean Essex and its subsidiaries, including the Operating Partnership and its subsidiaries. When we refer to Essex’s “Charter,” we mean Essex’s articles of incorporation, as amended and supplemented from time to time.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus.

We have not, and the Sales Agents have not, authorized any other person to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference herein is accurate as of any date other than their respective dates or as of other dates which are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. When we or any of the Sales Agents deliver this prospectus supplement or the accompanying prospectus or make a sale pursuant to this prospectus supplement or the accompanying prospectus, neither we nor such Sales Agent are implying that the information is current as of the date of the delivery or sale.

THE COMPANY

The Company is a Maryland corporation that operates as a self-administered and self-managed real estate investment trust (“REIT”). The Company owns all of its interest in its real estate investments directly or indirectly through Essex Portfolio, L.P., a California limited partnership (the “Operating Partnership”). The Company is the sole general partner of the Operating Partnership and as of December 31, 2012 owned a 94.5% general partnership interest.

The Company has elected to be treated as a REIT for federal income tax purposes, commencing with the year ended December 31, 1994 as Essex completed an initial public offering on June 13, 1994. In order to maintain compliance with REIT tax rules, Essex utilizes taxable REIT subsidiaries for various revenue generating or investment activities. All taxable REIT subsidiaries are consolidated by Essex.

The Company is engaged primarily in the ownership, operation, management, acquisition, development and redevelopment of predominantly apartment communities. As of December 31, 2012, Essex owned or held an interest in 163 communities, aggregating 33,468 units, located along the West Coast, as well as five commercial buildings (totaling approximately 315,900 square feet), and nine active development projects with 2,495 units in various stages of development (collectively, the “Portfolio”).

The Company’s website address is http://www.essexpropertytrust.com. The Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports, and the Proxy Statement for its Annual Meeting of Stockholders are available, free of charge, on its website as soon as practicable after Essex files the reports with the SEC.

FORWARD-LOOKING INFORMATION

This prospectus supplement contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are subject to the “safe harbor” provisions created by these statutes. All statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Such statements are characterized by terminology such as “anticipates,” “projects,” “plans” and similar expressions or the negative of those terms or other comparable terminology. These forward-looking statements which include statements about our expectations, objectives, anticipations, intentions and strategies regarding the future, expected operating results, revenues and earnings, reflect only management’s current expectations and are not guarantees of future performance and are subject to risks and uncertainties, including those risks described under the heading “Risk Factors” in this prospectus supplement, or in the documents incorporated by reference, that could cause actual results to differ materially from the results contemplated by the forward-looking statements.

All forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement or statements. It is important to note that such forward-looking statements are subject to risks and uncertainties and that our actual results could differ materially from those in such forward-looking statements. The factors set forth under the heading “Risk Factors” in this prospectus supplement and in our most recent Annual Report on Form 10-K and other reports that we file with the SEC from time to time, among others, in some cases have affected, and in the future could affect, our actual results and could cause our actual results to differ materially from those expressed in any forward-looking statement made by us. You are cautioned not to place undue reliance on forward-looking statements contained in this prospectus supplement.

RISK FACTORS

You should carefully consider the risks and uncertainties described below and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and the risks and uncertainties described in our periodic reports and other information that we file from time to time with the Securities and Exchange Commission.  These risks and uncertainties are not the only ones facing us and there may be additional matters that we are unaware of or that we currently consider immaterial.  All of these could adversely affect our business, financial condition, results of operations and cash flows, and, thus, the value of an investment in shares of our common stock.

The Company depends on its key personnel. The Company’s success depends on its ability to attract and retain executive officers, senior officers and company managers. There is substantial competition for qualified personnel in the real estate industry and the loss of any of the Company’s key personnel could have an adverse effect on the Company.

Capital and credit market conditions may affect the Company’s access to sources of capital and/or the cost of capital, which could negatively affect the Company’s business, results of operations, cash flows and financial condition. In periods when the capital and credit markets experience significant volatility, the amounts, sources and cost of capital available to the Company may be adversely affected. The Company’s strong balance sheet, the debt capacity available on the unsecured line of credit with a bank group and access to the private placement market and Fannie Mae and Freddie Mac secured debt financing provides some insulation from volatile markets. The Company has benefited from borrowing from Fannie Mae and Freddie Mac, and there are no assurances that these entities will lend to the Company in the future. To the extent that the Company’s access to capital and credit is at a higher cost than the Company has experienced in recent years (reflected in higher interest rates for debt financing or a lower stock price for equity financing) the Company’s ability to make acquisitions, develop communities, obtain new financing, and refinance existing borrowing at competitive rates could be adversely impacted. For the past two years the Company has primarily issued unsecured debt and repaid secured debt when it has matured to place less reliance on mortgage debt financing.

Debt financing has inherent risks. At December 31, 2012, the Company had approximately $2.82 billion of indebtedness (including $692.9 million of variable rate indebtedness, of which $300.0 million is subject to interest rate swaps effectively fixing the interest rate and $187.8 million is subject to interest rate protection agreements). The Company is subject to the risks normally associated with debt financing, including the following:

●	cash flow may not be sufficient to meet required payments of principal and interest;
●	inability to refinance maturing indebtedness on encumbered apartment communities;
●	inability to comply with debt covenants could cause an acceleration of the maturity date; and
●	repaying debt before the scheduled maturity date could result in prepayment penalties.

The Company may not be able to refinance its indebtedness. This indebtedness includes secured mortgages, and the communities subject to these mortgages could be foreclosed upon or otherwise transferred to the lender. This could cause the Company to lose income and asset value. The Company may be required to refinance the debt at higher interest rates or on terms that may not be as favorable as the terms of existing indebtedness.

Debt financing of communities may result in insufficient cash flow to service debt. Where appropriate, the Company intends to continue to use leverage to increase the rate of return on the Company’s investments and to provide for additional investments that the Company could not otherwise make. There is a risk that the cash flow from the communities will be insufficient to meet both debt payment obligations and the distribution requirements of the real estate investment trust provisions of the Internal Revenue Code of 1986, as amended (the “Code”). The Company may obtain additional debt financing in the future through mortgages on some or all of the communities. These mortgages may be recourse, non-recourse, or cross-collateralized.

Our ability to make payments on and to refinance our indebtedness and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. To a certain extent, our cash flow is subject to general economic, industry, regional, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.

As of December 31, 2012, the Company had 55 of its 139 consolidated communities encumbered by debt. With respect to the 55 communities encumbered by debt, all of them are secured by deeds of trust relating solely to those communities. The holders of this indebtedness will have rights with respect to these communities and lenders may seek foreclosure of communities which would reduce the Company’s income and net asset value.

Rising interest rates may affect the Company’s costs of capital and financing activities and results of operation. Interest rates could increase, which could result in higher interest expense on the Company’s variable rate indebtedness or increase interest rates when refinancing maturing fixed rate debt. Prolonged interest rate increases could negatively impact the Company’s ability to make acquisitions and develop apartment communities with positive economic returns on investment and the Company’s ability to refinance existing borrowings.

Interest rate hedging arrangements may result in losses. Periodically, the Company has entered into agreements to reduce the risks associated with increases in interest rates, and may continue to do so. Although these agreements may partially protect against rising interest rates, they also may reduce the benefits to the Company if interest rates decline. If a hedging arrangement is not indexed to the same rate as the indebtedness that is hedged, the Company may be exposed to losses to the extent that the rate governing the indebtedness and the rate governing the hedging arrangement change independently of each other. Finally, nonperformance by the other party to the hedging arrangement may subject the Company to increased credit risks. In order to minimize counterparty credit risk, the Company’s policy is to enter into hedging arrangements only with financial institutions that have a current rating of A or higher.

Bond compliance requirements may limit income from certain communities. At December 31, 2012, the Company had approximately $201.9 million of variable rate tax-exempt financing. This tax-exempt financing provides for certain deed restrictions and restrictive covenants. The Company expects to engage in tax-exempt financings in the future. The Internal Revenue Code (the "Code") and rules and regulations thereunder impose various restrictions, conditions and requirements in order to allow a holder of bonds to exclude interest on qualified bond obligations from gross income for federal income tax purposes. The Code also requires that at least 20% of apartment units be made available to residents with gross incomes that do not exceed a specified percentage, generally 50%, of the median income for the applicable family size as determined by the Housing and Urban Development Department of the federal government. Certain state and local authorities may impose additional rental restrictions. These restrictions may limit income from the tax-exempt financed communities if the Company is required to lower rental rates to attract residents who satisfy the median income test. If the Company does not reserve the required number of apartment homes for residents satisfying these income requirements, the tax-exempt status of the bonds may be terminated, the obligations under the bond documents may be accelerated and the Company may be subject to additional contractual liability.

General real estate investment risks may adversely affect property income and values. Real estate investments are subject to a variety of risks. If the communities do not generate sufficient income to meet operating expenses, including debt service and capital expenditures, cash flow and the ability to make distributions to stockholders will be adversely affected. Income from the communities may be further adversely affected by, among other things, the following factors:

●	the general economic climate;
●	local economic conditions in which the communities are located, such as oversupply of housing or a reduction in demand for rental housing;
●	the attractiveness of the communities to tenants;
●	competition from other available housing; and
●	the Company’s ability to provide for adequate maintenance and insurance.

As leases at the communities expire, tenants may enter into new leases on terms that are less favorable to the Company. Income and real estate values also may be adversely affected by such factors as applicable laws (e.g., the Americans with Disabilities Act of 1990 and tax laws). Real estate investments are relatively illiquid and, therefore, the Company’s ability to vary its portfolio promptly in response to changes in economic or other conditions may be quite limited.

National and regional economic environments can negatively impact the Company’s operating results. During recent years, a confluence of factors has resulted in job losses, turmoil and volatility in the capital markets, and caused a national and global recession. The Company's forecast for the national economy assumes the return of growth, with estimated gross domestic product growth of the national economy and the economies of the western states. In the event of another recession, the Company could incur reduction in rental rates, occupancy levels, property valuations and increases in operating costs such as advertising and turnover expenses.

Inflation/Deflation may affect rental rates and operating expenses. Substantial inflationary or deflationary pressures could have a negative effect on rental rates and property operating expenses.

Acquisitions of communities may fail to meet expectations. The Company intends to continue to acquire apartment communities. However, there are risks that acquisitions will fail to meet the Company’s expectations. The Company’s estimates of future income, expenses and the costs of improvements or redevelopment that is necessary to allow the Company to market an acquired apartment community as originally intended may prove to be inaccurate. The Company expects to finance future acquisitions, in whole or in part, under various forms of secured or unsecured financing or through the issuance of partnership units by the Operating Partnership or related partnerships or additional equity by the Company. The use of equity financing, rather than debt, for future developments or acquisitions could dilute the interest of the Company’s existing stockholders. If the Company finances new acquisitions under existing lines of credit, there is a risk that, unless the Company obtains substitute financing, the Company may not be able to secure further lines of credit for new development or such lines of credit may be not available on advantageous terms.

Development and redevelopment activities may be delayed, not completed, and/or not achieve expected results. The Company pursues development and redevelopment projects and these projects generally require various governmental and other approvals, which have no assurance of being received. The Company’s development and redevelopment activities generally entail certain risks, including the following:

●	funds may be expended and management's time devoted to projects that may not be completed;
●	construction costs of a project may exceed original estimates possibly making the project economically unfeasible;
●	projects may be delayed due to, without limitation, adverse weather conditions, labor or material shortage;
●	occupancy rates and rents at a completed project may be less than anticipated; and

●	expenses at completed development projects may be higher than anticipated.

These risks may reduce the funds available for distribution to the Company’s stockholders. Further, the development and redevelopment of communities is also subject to the general risks associated with real estate investments. For further information regarding these risks, please see the risk factor “General real estate investment risks may adversely affect property income and values.”

The geographic concentration of the Company’s communities and fluctuations in local markets may adversely impact the Company’s financial condition and operating results. The Company generated significant amounts of rental revenues for the year ended December 31, 2012, from the Company’s communities concentrated in Southern California (Los Angeles, Orange, Santa Barbara, San Diego, and Ventura counties), Northern California (the San Francisco Bay Area), and the Seattle metropolitan area. For the year ended December 31, 2012, 82% of the Company’s rental revenues were generated from communities located in California. This geographic concentration could present risks if local property market performance falls below expectations. The economic condition of these markets could affect occupancy, property revenues, and expenses, from the communities and their underlying asset values. The financial results of major local employers also may impact the cash flow and value of certain of the communities. This could have a negative impact on the Company’s financial condition and operating results, which could affect the Company’s ability to pay expected dividends to its stockholders.

Competition in the apartment community market may adversely affect operations and the rental demand for the Company’s communities. There are numerous housing alternatives that compete with the Company’s communities in attracting residents. These include other apartment communities and single-family homes that are available for rent in the markets in which the communities are located. If the demand for the Company’s communities is reduced or if competitors develop and/or acquire competing apartment communities, rental rates may drop, which may have a material adverse effect on the Company’s financial condition and results of operations. The Company also faces competition from other real estate investment trusts, businesses and other entities in the acquisition, development and operation of apartment communities. This competition may result in an increase in costs and prices of apartment communities that the Company acquires and/or develops.

The price per share of the Company’s stock may fluctuate significantly. The market price per share of the Company’s common stock may fluctuate significantly in response to many factors, including without limitation:

●	regional, national and global economic conditions;
●	actual or anticipated variations in the Company’s quarterly operating results or dividends;
●	changes in the Company’s funds from operations or earnings estimates;
●	issuances of common stock, preferred stock or convertible debt securities;
●	publication of research reports about the Company or the real estate industry;
●
the general reputation of real estate investment trusts and the attractiveness of their equity securities in comparison to other equity securities (including securities issued by other real estate based companies);

●
general stock and bond market conditions, including changes in interest rates on fixed income securities, that may lead prospective purchasers of the Company’s stock to demand a higher annual yield from dividends;

●	availability to capital markets and cost of capital;
●	a change in analyst ratings or the Company’s credit ratings;
●
terrorist activity may adversely affect the markets in which the Company’s securities trade, possibly increasing market volatility and causing erosion of business and consumer confidence and spending; and

●	Natural disasters such as earthquakes.

Many of the factors listed above are beyond the Company’s control. These factors may cause the market price of shares of the Company’s common stock to decline, regardless of the Company’s financial condition, results of operations, or business prospects.

The Company’s future issuances of common stock, preferred stock or convertible debt securities could adversely affect the market price of the Company’s common stock. In order to finance the Company’s acquisition and development activities, the Company has issued and sold common stock, preferred stock and convertible debt securities. For example, during 2012 and 2011, the Company issued and sold 2.4 million and 2.5 million shares of common stock for $357.7 million and $323.9 million, net of fees and commissions, respectively. The Company may in the future sell further shares of common stock, including pursuant to its equity distribution programs with Cantor Fitzgerald & Co., Barclays Capital Inc., BMO Capital Markets Corp., Liquidnet, Inc., Mitsubishi UFJ Securities (USA), Inc, Citigroup Global Markets Inc and BNP Paribas Securities Corp. In 2011, the Company issued 2,950,000 shares of 7.125% Series H Cumulative Redeemable Preferred Stock at a price of $25.00 per share for net proceeds of $71.2 million, net of costs and original issuance discounts.

In 2013, the Company filed a new shelf registration statement with the SEC, allowing the Company to sell an undetermined number of equity and debt securities as defined in the prospectus. Future sales of common stock, preferred stock or convertible debt securities may dilute stockholder ownership in the Company and could adversely affect the market price of the common stock.

The indenture governing the notes, which we issued in August 2012, contains restrictive covenants that limit our operating flexibility. In August 2012, the Company, through the Operating Partnership, issued $300 million of senior notes. The Operating Partnership has also agreed to conduct an offer to exchange these senior notes for a new series of publicly registered notes (the “exchange notes”) with substantially identical terms. The indenture, which governs both the senior notes issued in August 2012 and the exchange notes, contains financial and operating covenants that, among other things, restrict our ability to take specific actions, even if we believe them to be in our best interest, including restrictions on our ability to:

●	consummate a merger, consolidation or sale of all or substantially all of our assets; and
●	incur additional secured and unsecured indebtedness.

In addition, the instruments governing our other unsecured indebtedness require us to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict our ability to expand or fully pursue our business strategies. Our ability to comply with these provisions and those contained in the indenture governing the notes, may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting us. The breach of any of these covenants, including those contained in our indenture, could result in a default under our indebtedness, which could cause those and other obligations to become due and payable. If any of our indebtedness is accelerated, we may not be able to repay it.

A downgrade in the Company's investment grade credit rating could materially and adversely affect its business and financial condition. The Company plans to manage its operations to maintain its investment grade credit rating with a capital structure consistent with its current profile, but there can be no assurance that it will be able to maintain its current credit ratings. Any downgrades in terms of ratings or outlook by any of the rating agencies could have a material adverse impact on the Company’s cost and availability of capital, which could in turn have a material adverse impact on its financial condition, results of operations and liquidity.

The Company’s Chairman is involved in other real estate activities and investments, which may lead to conflicts of interest. The Company’s Chairman, George M. Marcus is not an employee of the Company, and is involved in other real estate activities and investments, which may lead to conflicts of interest. Mr. Marcus owns interests in various other real estate-related businesses and investments. He is the Chairman of the Marcus & Millichap Company (“TMMC”), which is a holding company for certain real estate brokerage and services companies. TMMC has an interest in Pacific Urban Residential and Summerhill Homes, companies that invest in apartment communities.

Mr. Marcus has agreed not to divulge any confidential or proprietary information that may be received by him in his capacity as Chairman of the Company to any of his affiliated companies and that he will abstain his vote on any and all resolutions by the Company Board of Directors regarding any proposed acquisition and/or development of an apartment community where it appears that there may be a conflict of interest with any of his affiliated companies. Notwithstanding this agreement, Mr. Marcus and his affiliated entities may potentially compete with the Company in acquiring and/or developing apartment communities, which competition may be detrimental to the Company. In addition, due to such potential competition for real estate investments, Mr. Marcus and his affiliated entities may have a conflict of interest with the Company, which may be detrimental to the interests of the Company’s stockholders.

The influence of executive officers, directors and significant stockholders may be detrimental to holders of common stock. As of December 31, 2012, George M. Marcus, the Chairman of the Company’s Board of Directors, wholly or partially owned 1.6 million shares of common stock (including shares issuable upon exchange of limited partnership interests in the Operating Partnership and certain other partnerships and assuming exercise of all vested options). This represents approximately 4.4% of the outstanding shares of the Company’s common stock. Mr. Marcus currently does not have majority control over the Company. However, he currently has, and likely will continue to have, significant influence with respect to the election of directors and approval or disapproval of significant corporate actions. Consequently, his influence could result in decisions that do not reflect the interests of all the Company’s stockholders.

Under the partnership agreement of the Operating Partnership, the consent of the holders of limited partnership interests is generally required for any amendment of the agreement and for certain extraordinary actions. Through their ownership of limited partnership interests and their positions with the Company, the Company’s directors and executive officers, including Mr. Marcus, have substantial influence on the Company. Consequently, their influence could result in decisions that do not reflect the interests of all stockholders.

The voting rights of preferred stock may allow holders of preferred stock to impede actions that otherwise benefit holders of common stock. Essex currently has outstanding shares of 7.125% Series H Cumulative Redeemable Preferred Stock (“Series H Preferred Stock”). In general, the holders of the Company’s outstanding shares of Series H Preferred Stock do not have any voting rights. However, if full distributions are not made on outstanding Series H Preferred Stock for six quarterly distributions periods, the holders of Series H Preferred Stock, together with holders of other series of preferred stock upon which like voting rights have been conferred, will have the right to elect two additional directors to serve on Essex’s Board of Directors.

These voting rights continue until all distributions in arrears and distributions for the current quarterly period on the Series H Preferred Stock have been paid in full. At that time, the holders of the Series H Preferred Stock are divested of these voting rights, and the term of office of the directors so elected immediately terminates. While any shares of the Company’s Series H Preferred Stock are outstanding, the Company may not, without the consent of the holders of two-thirds of the outstanding shares of Series H Preferred Stock:

●
authorize or create any class or series of stock that ranks senior to the Series H Preferred Stock with respect to the payment of dividends, rights upon liquidation, dissolution or winding-up of the Company’s business; or

●
amend, alter or repeal the provisions of the Company’s Charter, including by merger or consolidation, that would materially and adversely affect the rights of the Series H Preferred Stock; provided that in the case of a merger or consolidation, so long as the Series H Preferred Stock remains outstanding with the terms thereof materially unchanged or the holders of shares of Series H Preferred Stock receive shares of stock or other equity securities with rights, preferences, privileges and voting powers substantially similar to that of the Series H Preferred Stock, the occurrence of such merger or consolidation shall not be deemed to materially and adversely affect the rights of the holders of the Series H Preferred Stock.

These voting rights of the holders of the Series H Preferred Stock and of other preferred stock may allow such holders to impede or veto actions that would otherwise benefit the holders of the Company’s common stock.

The Maryland business combination law may not allow certain transactions between the Company and its affiliates to proceed without compliance with such law. Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as any person (and certain affiliates of such person) who beneficially owns ten percent or more of the voting power of the then-outstanding voting stock. The law also requires a supermajority stockholder vote for such transactions. This means that the transaction must be approved by at least:

●	80% of the votes entitled to be cast by holders of outstanding voting shares; and
●	Two-thirds of the votes entitled to be cast by holders of outstanding voting shares other than shares held by the interested stockholder with whom the business combination is to be effected.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. These voting provisions do not apply if the stockholders receive a minimum price, as defined under Maryland law. As permitted by the statute, the Board of Directors of the Company irrevocably has elected to exempt any business combination by the Company, George M. Marcus, who is the chairman of the Company, and TMMC or any entity owned or controlled by Mr. Marcus and TMMC. Consequently, the five-year prohibition and supermajority vote requirement described above will not apply to any business combination between the Company, Mr. Marcus, or TMMC. As a result, the Company may in the future enter into business combinations with Mr. Marcus and TMMC, without compliance with the supermajority vote requirements and other provisions of the Maryland Business Combination Act.

Anti-takeover provisions contained in the Operating Partnership agreement, charter, bylaws, and certain provisions of Maryland law could delay, defer or prevent a change in control. While the Company is the sole general partner of the Operating Partnership, and generally has full and exclusive responsibility and discretion in the management and control of the Operating Partnership, certain provisions of the Operating Partnership agreement place limitations on the Company’s ability to act with respect to the Operating Partnership. Such limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the Company’s stock or otherwise be in the best interest of the stockholders or that could otherwise adversely affect the interest of the Company’s stockholders. The partnership agreement provides that if the limited partners own at least 5% of the outstanding units of partnership interest in the Operating Partnership, the Company cannot, without first obtaining the consent of a majority-in-interest of the limited partners in the Operating Partnership, transfer all or any portion of the Company’s general partner interest in the Operating Partnership to another entity. Such limitations on the Company’s ability to act may result in the Company’s being precluded from taking action that the Board of Directors believes is in the best interests of the Company’s stockholders. As of December 31, 2012, the limited partners held or controlled approximately 5.5% of the outstanding units of partnership interest in the Operating Partnership, allowing such actions to be blocked by the limited partners.

The Company’s Charter authorizes the issuance of additional shares of common stock or preferred stock and the setting of the preferences, rights and other terms of such preferred stock without the approval of the holders of the common stock. The Company may establish one or more series of preferred stock that could delay, defer or prevent a transaction or a change in control. Such a transaction might involve a premium price for the Company’s stock or otherwise be in the best interests of the holders of common stock. Also, such a class of preferred stock could have dividend, voting or other rights that could adversely affect the interest of holders of common stock.

The Company’s Charter contains other provisions that may delay, defer or prevent a transaction or a change in control that might be in the best interest of the Company’s stockholders. The Charter contains ownership provisions limiting the transferability and ownership of shares of capital stock, which may have the effect of delaying, deferring or preventing a transaction or a change in control. For example, subject to receiving an exemption from the Board of Directors, potential acquirers may not purchase more than 6% in value of the stock (other than qualified pension trusts which can acquire 9.9%). This may discourage tender offers that may be attractive to the holders of common stock and limit the opportunity for stockholders to receive a premium for their shares of common stock.

The Maryland General Corporation Law restricts the voting rights of shares deemed to be “control shares.” Under the Maryland General Corporation Law, “control shares” are those which, when aggregated with any other shares held by the acquirer, entitle the acquirer to exercise voting power within specified ranges. Although the Bylaws exempt the Company from the control share provisions of the Maryland General Corporation Law, the Board of Directors may amend or eliminate the provisions of the Bylaws at any time in the future. Moreover, any such amendment or elimination of such provision of the Bylaws may result in the application of the control share provisions of the Maryland General Corporation Law not only to control shares which may be acquired in the future, but also to control shares previously acquired. If the provisions of the Bylaws are amended or eliminated, the control share provisions of the Maryland General Corporation Law could delay, defer or prevent a transaction or change in control that might involve a premium price for the stock or otherwise be in the best interests of the Company’s stockholders.

The Company’s Charter and bylaws also contain other provisions that may impede various actions by stockholders without approval of the Company’s board of directors, which in turn may delay, defer or prevent a transaction, including a change in control. Those provisions include:

●
the Company’s directors have terms of office of three years and the board of directors is divided into three classes with staggered terms and as a result, less than a majority of directors are up for re-election to the board in any one year; in the Company's proxy statement for its 2013 annual meeting, it is being proposed that the stockholders approve an amendment to the Charter to eliminate such classification of the Board of Directors; if approved, directors would be elected annually, commencing with the 2014 annual meeting;

●	directors may be removed, without cause, only upon a two-thirds vote of stockholders, and with cause, only upon a majority vote of stockholders;
●	the Company’s board can fix the number of directors and fill vacant directorships upon the vote of a majority of the directors;
●	stockholders must give advance notice to nominate directors or propose business for consideration at a stockholders’ meeting; and
●	for stockholders to call a special meeting, the meeting must be requested by not less than a majority of all the votes entitled to be cast at the meeting.

The Company’s joint ventures and joint ownership of communities and partial interests in corporations and limited partnerships could limit the Company’s ability to control such communities and partial interests. Instead of purchasing and developing apartment communities directly, the Company has invested and may continue to invest in joint ventures. Joint venture partners often have shared control over the development and operation of the joint venture assets. Therefore, it is possible that a joint venture partner in an investment might become bankrupt, or have economic or business interests or goals that are inconsistent with the Company’s business interests or goals, or be in a position to take action contrary to the Company’s instructions or requests, or its policies or objectives. Consequently, a joint venture partners’ actions might subject property owned by the joint venture to additional risk. Although the Company seeks to maintain sufficient influence over any joint venture to achieve its objectives, the Company may be unable to take action without its joint venture partners’ approval, or joint venture partners could take actions binding on the joint venture without its consent. Should a joint venture partner become bankrupt, the Company could become liable for such partner’s share of joint venture liabilities. In some instances, the Company and the joint venture partner may each have the right to trigger a buy-sell arrangement, which could cause the Company to sell its interest, or acquire a partner’s interest, at a time when the Company otherwise would have not have initiated such a transaction.

From time to time, the Company, through the Operating Partnership, invests in corporations, limited partnerships, limited liability companies or other entities that have been formed for the purpose of acquiring, developing, financing, or managing real property. In certain circumstances, the Operating Partnership’s interest in a particular entity may be less than a majority of the outstanding voting interests of that entity. Therefore, the Operating Partnership’s ability to control the daily operations of such an entity may be limited. Furthermore, the Operating Partnership may not have the power to remove a majority of the board of directors (in the case of a corporation) or the general partner or partners (in the case of a limited partnership) of such an entity in the event that its operations conflict with the Operating Partnership’s objectives. The Operating Partnership may not be able to dispose of its interests in such an entity. In the event that such an entity becomes insolvent, the Operating Partnership may lose up to its entire investment in and any advances to the entity. The Company may also incur losses if any guarantees were made by the Company. The Company has, and in the future may, enter into transactions that could require the Company to pay the tax liabilities of partners, which contribute assets into joint ventures or the Operating Partnership, in the event that certain taxable events, which are within the Company’s control, occur. Although the Company plans to hold the contributed assets or defer recognition of gain on sale pursuant to the like-kind exchange rules under Section 1031 of the Code, the Company can provide no assurance that the Company will be able to do so and if such tax liabilities were incurred they can expect to have a material impact on its financial position.

There are risks that the Essex Apartment Value Fund II, L.P. may operate in ways that may adversely impact the Company’s interests. The Company is the general partner of  the Essex Apartment Value Fund II, L.P. ("Fund II")  and with Fund II there are the following risks:

●	the Company’s partners in Fund II might remove the Company as the general partner of Fund II;
●	the Company’s partners in Fund II might have economic or business interests or goals that are inconsistent with the Company’s business interests or goals; or
●	the Company’s partners in Fund II might fail to approve decisions regarding Fund II that are in the Company’s best interest.

Investments in mortgages and other real estate securities could affect the Company’s ability to make distributions to stockholders. The Company may invest in securities related to real estate, which could adversely affect the Company’s ability to make distributions to stockholders. The Company may purchase securities issued by entities which own real estate and invest in mortgages or unsecured debt obligations. These mortgages may be first, second or third mortgages that may or may not be insured or otherwise guaranteed. In general, investments in mortgages include the following risks:

●	that the value of mortgaged property may be less than the amounts owed, causing realized or unrealized losses;
●	the borrower may not pay indebtedness under the mortgage when due, requiring the Company to foreclose, and the amount recovered in connection with the foreclosure may be less than the amount owed;
●	that interest rates payable on the mortgages may be lower than the Company’s cost of funds; and
●	in the case of junior mortgages, that foreclosure of a senior mortgage could eliminate the junior mortgage.

If any of the above were to occur, cash flows from operations and the Company’s ability to make expected dividends to stockholders could be adversely affected.

Compliance with laws benefiting disabled persons may require the Company to make significant unanticipated expenditures or impact the Company’s investment strategy. A number of federal, state and local laws (including the Americans with Disabilities Act) and regulations exist that may require modifications to existing buildings or restrict certain renovations by requiring improved access to such buildings by disabled persons and may require other structural features which add to the cost of buildings under construction. Legislation or regulations adopted in the future may impose further burdens or restrictions on the Company with respect to improved access by disabled persons. The costs of compliance with these laws and regulations may be substantial.

The Company’s Portfolio may have unknown environmental liabilities. Under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate is liable for the costs of removal or remediation of certain hazardous or toxic substances on, in, to or migrating from such property. Such laws often impose liability without regard as to whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner’s or operator’s ability to sell or rent such property or to borrow using such property as collateral. Persons exposed to such substances, either through soil vapor or ingestion of the substances may claim personal injury damages. Persons who arrange for the disposal or treatment of hazardous or toxic substances or wastes also may be liable for the costs of removal or remediation of such substances at the disposal or treatment facility to which such substances or wastes were sent, whether or not such facility is owned or operated by such person. Certain environmental laws impose liability for release of asbestos-containing materials (“ACMs”) into the air, and third parties may seek recovery from owners or operators of apartment communities for personal injury associated with ACMs. In connection with the ownership (direct or indirect), operation, management and development of apartment communities, the Company could be considered an owner or operator of such properties or as having arranged for the disposal or treatment of hazardous or toxic substances and, therefore, may be potentially liable for removal or remediation costs, as well as certain other costs, including governmental fines and costs related to injuries of persons and property.

Investments in real property create a potential for environmental liabilities on the part of the owner of such real property. The Company carries certain limited insurance coverage for this type of environmental risk. The Company has conducted environmental studies which revealed the presence of groundwater contamination at certain communities. Such contamination at certain of these apartment communities was reported to have migrated on-site from adjacent industrial manufacturing operations. The former industrial users of the communities were identified as the source of contamination. The environmental studies noted that certain communities are located adjacent to or possibly down gradient from sites with known groundwater contamination, the lateral limits of which may extend onto such apartment communities. The environmental studies also noted that at certain of these apartment communities, contamination existed because of the presence of underground fuel storage tanks, which have been removed. In general, in connection with the ownership, operation, financing, management and development of apartment communities, the Company may be potentially liable for removal or clean-up costs, as well as certain other costs and environmental liabilities. The Company may also be subject to governmental fines and costs related to injuries to persons and property.

There have been an increasing number of lawsuits against owners and managers of apartment communities alleging personal injury and property damage caused by the presence of mold in residential real estate. Some of these lawsuits have resulted in substantial monetary judgments or settlements. The Company has been sued for mold related matters and has settled some, but not all, of such matters. Insurance carriers have reacted to mold related liability awards by excluding mold related claims from standard policies and pricing mold endorsements at prohibitively high rates. The Company has, however, purchased pollution liability insurance, which includes some coverage for mold. The Company has adopted policies for promptly addressing and resolving reports of mold when it is detected, and to minimize any impact mold might have on residents of the property. The Company believes its mold policies and proactive response to address any known existence, reduces its risk of loss from these cases. There can be no assurance that the Company has identified and responded to all mold occurrences. Liabilities resulting from such mold related matters are not expected to have a material adverse effect on the Company’s financial condition, results of operations or cash flows. As of December 31, 2012, potential liabilities for mold and other environmental liabilities are not quantifiable and an estimate of potential loss cannot be made.

California has enacted legislation commonly referred to as “Proposition 65” requiring that “clear and reasonable” warnings be given to consumers who are exposed to chemicals known to the State of California to cause cancer or reproductive toxicity, including tobacco smoke. Although the Company has sought to comply with Proposition 65 requirements, the Company cannot assure you that the Company will not be adversely affected by litigation relating to Proposition 65.

Methane gas is a naturally-occurring gas that is commonly found below the surface in several areas, particularly in the Southern California coastal areas. Methane is a non-toxic gas, but can be ignitable in confined spaces. Although naturally-occurring, methane gas is not regulated at the state or federal level, however some local governments, such as the County of Los Angeles, have imposed requirements that new buildings install detection systems in areas where methane gas is known to be located. Methane gas is also associated with certain industrial activities, such as former municipal waste landfills. Radon is also a naturally-occurring gas that is found below the surface. The Company cannot assure you that it will not be adversely affected by costs related to its compliance with methane or radon gas related requirements or litigation costs related to methane or radon gas.

The Company has almost no indemnification agreements from third parties for potential environmental clean-up costs at its communities. The Company has no way of determining at this time the magnitude of any potential liability to which it may be subject arising out of unknown environmental conditions or violations with respect to communities formerly owned by the Company. No assurance can be given that existing environmental studies with respect to any of the communities reveal all environmental liabilities, that any prior owner or operator of an apartment community did not create any material environmental condition not known to the Company, or that a material environmental condition does not exist as to any one or more of the communities. The Company has limited insurance coverage for the types of environmental liabilities described above.

The Company may incur general uninsured losses. The Company carries comprehensive liability, fire, extended coverage and rental loss insurance for each of the communities. There are, however, certain types of extraordinary losses, such as, for example, losses from terrorism or earthquakes, for which the Company does not have insurance coverage. Substantially all of the communities are located in areas that are subject to earthquake activity. In January 2007, the Company canceled its then existing earthquake policy and established a wholly owned insurance subsidiary, Pacific Western Insurance LLC (“PWI”). Through PWI, the Company is self-insured as it relates to earthquake related losses. Additionally, since January 2008, PWI has provided property and casualty insurance coverage for the first $5.0 million of the Company’s property level insurance claims per incident.

Although the Company may carry insurance for potential losses associated with its communities, employees, residents, and compliance with applicable laws, it may still incur losses due to uninsured risks, deductibles, co-payments or losses in excess of applicable insurance coverage and those losses may be material. In the event of a substantial loss, insurance coverage may not be able to cover the full replacement cost of the Company’s lost investment, or the insurance carrier may become insolvent and not be able to cover the full amount of the insured losses. Changes in building codes and ordinances, environmental considerations and other factors might also affect the Company’s ability to replace or renovate an apartment community after it has been damaged or destroyed.

Changes in real estate tax and other laws may adversely affect the Company’s results of operations. Generally, the Company does not directly pass through costs resulting from changes in real estate tax laws to residential property tenants. The Company also does not generally pass through increases in income, service or other taxes, to tenants under leases. These costs may adversely affect funds from operations and the ability to make distributions to stockholders. Similarly, compliance with changes in (i) laws increasing the potential liability for environmental conditions existing on apartment communities or the restrictions on discharges or other conditions or (ii) rent control or rent stabilization laws or other laws regulating housing may result in significant unanticipated decrease in revenue or increase in expenditures, which would adversely affect funds from operations and the ability to make distributions to stockholders.

Adverse changes in laws may affect the Company's  liability relating to its properties and its operations. Increases in real estate taxes and income, service and transfer taxes cannot always be passed through to residents or users in the form of higher rents, and may adversely affect the Company's cash available for distribution and its ability to make distributions to its shareholders and pay amounts due on its debt. Similarly, changes in laws increasing the potential liability for environmental conditions existing on properties or increasing the restrictions on discharges or other conditions, as well as changes in laws affecting development, construction and safety requirements, may result in significant unanticipated expenditures, which could have a material adverse effect on the Company and its ability to make distributions to its shareholders and pay amounts due on our debt. In addition, future enactment of rent control or rent stabilization laws or other laws regulating multifamily housing may reduce rental revenues or increase operating costs.

Changes in the Company’s financing policy may lead to higher levels of indebtedness. The Company has adopted a policy of maintaining a limit on debt financing consistent with the existing covenants required to maintain the Company’s unsecured line of credit bank facility, unsecured debt and senior unsecured bonds. The Company’s organizational documents do not limit the amount or percentage of indebtedness that may be incurred. If the Company changed this policy, the Company could incur more debt, resulting in an increased risk of default on the Company’s obligations and the obligations of the Operating Partnership, and an increase in debt service requirements that could adversely affect the Company’s financial condition and results of operations. Such increased debt could exceed the underlying value of the communities.

The Company is subject to various tax risks. The Company has elected to be taxed as a REIT under the Code. The Company’s qualification as a REIT requires it to satisfy numerous requirements (some on an annual and quarterly basis) established under highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within the Company’s control. Although the Company intends that its current organization and method of operation enable it to qualify as a REIT, it cannot assure you that it so qualifies or that it will be able to remain so qualified in the future. Future legislation, new regulations, administrative interpretations or court decisions (any of which could have retroactive effect) could adversely affect the Company’s ability to qualify as a REIT or adversely affect the Company’s stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company would be subject to U.S. federal income tax (including any applicable alternative minimum tax) on the Company’s taxable income at corporate rates, and the Company would not be allowed to deduct dividends paid to its stockholders in computing its taxable income. The Company would also be disqualified from treatment as a REIT for the four taxable years following the year in which the Company failed to qualify. The additional tax liability would reduce its net earnings available for investment or distribution to stockholders, and the Company would no longer be required to make distributions to its stockholders.

The Company has established several taxable REIT subsidiaries (“TRSs”). The Company’s TRSs must pay U.S. federal income tax on their taxable income. While the Company will attempt to ensure that its dealings with its TRSs do not adversely affect its REIT qualification, it cannot provide assurance that it will successfully achieve that result. Furthermore, it may be subject to a 100% penalty tax, or its TRSs may be denied deductions, to the extent its dealings with its TRSs are not deemed to be arm’s length in nature. No assurances can be given that the Company’s dealings with its TRSs will be arm’s length in nature.

From time to time, the Company may transfer or otherwise dispose of some of its properties.  Under the Code, any gain resulting from transfers of properties that the Company holds as inventory or primarily for sale to customers in the ordinary course of business would be treated as income from a prohibited transaction subject to a 100% penalty tax. Since the Company acquires properties for investment purposes, it does not believe that its occasional transfers or disposals of property are prohibited transactions. However, whether property is held for investment purposes is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. The Internal Revenue Service may contend that certain transfers or disposals of properties by the Company are prohibited transactions. If the Internal Revenue Service were to argue successfully that a transfer or disposition of property constituted a prohibited transaction, then the Company would be required to pay a 100% penalty tax on any gain allocable to it from the prohibited transaction and the Company’s ability to retain future gains on real property sales may be jeopardized. Income from a prohibited transaction might adversely affect the Company’s ability to satisfy the income tests for qualification as a REIT for U.S. federal income tax purposes. Therefore, no assurances can be given that the Company will be able to satisfy the income tests for qualification as a REIT if the Company transferred or disposed of property in a transaction treated as a prohibited transaction.

Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates (the current maximum rate is 20%) applicable to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.   With limited exceptions, dividends received by individual U.S. stockholders from the Company that are not designated as capital gain dividends will continue to be taxed at rates applicable to ordinary income, which are as high as 39.6%.  This may cause investors to view REIT investments to be less attractive than investments in non-REIT corporations, which in turn may adversely affect the value of stock in REITs, including the Company’s stock.

USE OF PROCEEDS

The Company intends to contribute the net proceeds from any sale of shares of common stock resulting from this prospectus supplement to our Operating Partnership. Our Operating Partnership intends to subsequently use the net proceeds contributed by the Company to potentially acquire, develop, or redevelop properties, which primarily will be apartment communities, to make other investments and for working capital or general corporate purposes, which may include the repayment of indebtedness.   Pending application of the net proceeds from the sale of the shares of common stock, such proceeds initially may be invested in short-term securities.

SUPPLEMENTAL MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

For a general summary of material U.S. federal income tax considerations applicable to us, and to the purchasers of our common stock and our election to be taxed as a REIT, see “Material Federal Income Tax Considerations” in the accompanying prospectus.

PLAN OF DISTRIBUTION

Upon written instructions from us to one or more of the Sales Agents (the “Designated Agents”), the Designated Agents, acting severally pursuant to their respective equity distribution agreements, will use commercially reasonable efforts consistent with their respective sales and trading practices, to solicit offers to purchase the shares of common stock under the terms and subject to the conditions set forth in their respective equity distribution agreements. Each Designated Agent’s solicitation will continue until we instruct such Designated Agent to suspend the solicitations and offers. We will instruct each Designated Agent as to the amount of shares of common stock to be sold by the Designated Agent. We may instruct the Designated Agent not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any instruction. We or the Designated Agents may suspend the offering of shares of common stock upon proper notice and subject to other conditions.

Each Designated Agent will provide written confirmation to us no later than the opening of the trading day on the New York Stock Exchange following the trading day on which shares of common stock are sold under such Designated Agent’s respective equity distribution agreement. Each confirmation will include the number of shares sold on the preceding day by a Designated Agent, the net proceeds to us and the compensation payable by us to such Designated Agent in connection with the sales.

We will pay each respective Sales Agent commissions, or allow a discount, that will not exceed, but may be lower than, 2.0% of the gross sales price of all shares sold through it as agent under its equity distribution agreement, unless the parties otherwise agree. We estimate that the total expenses for the offering, excluding compensation payable to the Designated Agents under the terms of the equity distribution agreements, will be approximately $100,000.  Under the terms of the equity distribution agreements, we may also sell our common stock to the Sales Agents as principals for their own accounts at prices agreed upon at the time of sale.  If we sell our common stock to any of the Sales Agents as principals, we will enter into a separate terms agreement with such Agent.

Settlement for sales of shares of common stock will occur on the third trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the Designated Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the shares of common stock on our behalf, the Designated Agents may, and will with respect to sales effected in an “at the market offering”, be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Designated Agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agents against certain civil liabilities, including liabilities under the Securities Act.

The offering of our shares of common stock pursuant to the equity distribution agreements will terminate upon the earlier of (1) the sale of all shares of common stock subject to the agreements or (2) termination of the equity distribution agreements. Each of the equity distribution agreements may be terminated by either us in our sole discretion or the applicable Sales Agent in its sole discretion at any time by giving notice to the other party.

Certain of the Sales Agents and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the Sales Agents and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves of their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. Affiliates of BMO Capital Markets Corp., Citigroup Global Markets Inc., Mitsubishi UFJ Securities (USA), Inc. and BNP Paribas Securities Corp. are lenders under our $600 million unsecured line of credit facility and proceeds from this offering may be used to repay amounts outstanding under that facility.  Because more than 5% of the proceeds of this offering may be received by affiliates of the Sales Agents in this offering, this offering is being conducted in compliance with the FINRA Rule 5121, as administered by FINRA. Pursuant to this rule, the appointment of a qualified independent underwriter is not necessary in connection with this offering, as the offering is of a class of securities having a bona fide public market contemplated by such rule.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Baker & McKenzie LLP, San Francisco, California. Certain legal matters in connection with this offering will be passed upon for the Sales Agents by Sidley Austin LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements and financial statement schedule III of Essex Property Trust, Inc. and subsidiaries as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The statements of revenue and certain expenses of PPC Montebello, LLC (Montebello Apartments) for the period April 5, 2010 (inception) through December 31, 2010, and for the year ended December 31, 2011 incorporated by reference herein have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon. Such statements of revenue and certain expenses of Montebello Apartments are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The statement of revenue and certain expenses of the Murphy Road Apartments – San Jose, a California limited partnership (Willow Lake) for the year ended December 31, 2011 has been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. KPMG LLP’s report refers to the fact that the statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission and is not intended to be a complete presentation of revenue and expenses.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents we filed with the SEC:

—	Essex’s Annual Report on Form 10-K for the year ended December 31, 2012;

—	Essex’s Current Reports on Form 8-K filed on March 18, 2013, March 12, 2013, February 28, 2013, and February 7, 2013;

—	The description of Essex’s common stock contained in a Registration Statement on Form 8-A filed with the SEC on May 27, 1994, as amended on September 19, 2003;

—
All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (but excluding any documents or portions of documents that are deemed under applicable rules to be “furnished” and not “filed” with the SEC) after the date of this prospectus and prior to the termination of the offering.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write Essex Property Trust, Inc., 925 East Meadow Drive, Palo Alto, California 94303, Attention: Secretary (650) 494-3700.

AVAILABLE INFORMATION

We are subject to the information requirements of the Exchange Act. Accordingly, we file current, quarterly and annual reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operation of the SEC’s Public Reference Room. Our SEC filings also are available to the public at the Internet website maintained by the SEC at www.sec.gov and from commercial document retrieval services.

We also make available free of charge through our website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, our definitive proxy statements and Section 16 reports on Forms 3, 4 and 5, as soon as reasonably practicable after we electronically file such reports or amendments with, or furnish them to, the SEC. Our Internet website address is www.essexpropertytrust.com. The information located on, or hyperlinked or otherwise connected to, our website is not, and shall not be deemed to be, a part of this prospectus or incorporated into any other filings that we make with the SEC. You may also inspect the information that we file with the NYSE, at the offices of the NYSE located at 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-3 (Registration File No. 333-187561) covering the shares of common stock offered by this prospectus supplement. You should be aware that this prospectus supplement does not contain all of the information contained or incorporated by reference in that registration statement and its exhibits and schedules. You may inspect and obtain the registration statement, including exhibits, schedules, reports and other information that we have filed with the SEC, as described in the preceding paragraph. Statements contained in this prospectus supplement concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

PROSPECTUS

ESSEX PROPERTY TRUST, INC.

COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
WARRANTS AND OTHER RIGHTS
STOCK PURCHASE CONTRACTS
UNITS
DEBT SECURITIES
GUARANTEES OF DEBT SECURITIES
and

ESSEX PORTFOLIO, L.P.

DEBT SECURITIES

Essex Property Trust, Inc., a Maryland corporation (“Essex” or the “Company”), may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus (each, a “Prospectus Supplement”), the following securities:

•	common stock;
•	preferred stock;
•	preferred stock represented by depositary shares;
•	warrants and other rights to purchase common stock;
•	stock purchase contracts;
•	units representing an interest in two or more other securities;
•	debt securities; and
•	guarantees of debt securities.

Essex Portfolio L.P., a California partnership (the “Operating Partnership”), may from time to time offer in one or more series of debt securities, which may be either senior debt securities (“Senior Securities”) or subordinated debt securities (“Subordinated Securities” and, together with the Senior Securities, the “Debt Securities”), guaranteed by Essex through guarantees (the “Guarantees”) of the Debt Securities. The Debt Securities may be non-convertible or convertible into or exercisable or exchangeable for securities of Essex or the Operating Partnership.

The securities listed above (collectively, the “Offered Securities”) may be offered, separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more Prospectus Supplements; provided that Essex will guarantee the payment of principal and a premium, if any, and interest on the Debt Securities, to the extent and on the terms described herein and in any accompanying Prospectus Supplement. Under this prospectus, Essex can issue equity securities, debt securities and debt guarantees, and the Operating Partnership can issue only debt securities.

This prospectus describes some of the general terms that may apply to the Offered Securities. The specific terms of any Offered Securities will be described in a Prospectus Supplement. The specific terms may include limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a real estate investment trust (“REIT”) for federal income tax purposes. See “Description of Capital Stock — Restrictions on Transfer.”  It is important that you read both this prospectus and the applicable Prospectus Supplement before you invest in the Offered Securities.

The applicable Prospectus Supplement also will contain information, where applicable, about material United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement.

The Offered Securities may be offered directly, through agents designated from time to time by Essex, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Offered Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See “Plan of Distribution.” No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing the plan of distribution and the method and terms of the offering of such series of Offered Securities.

Essex’s common stock is traded on the New York Stock Exchange, or the NYSE, under the symbol “ESS.” On March 26, 2013, the closing sale price of Essex common stock on the NYSE was $150.29 per share.

YOU SHOULD CONSIDER THE RISKS FACTORS SET FORTH IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENTS BEFORE YOU INVEST IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 27, 2013

Neither Essex Property Trust, Inc. nor Essex Portfolio, L.P. have authorized any person to give any information or to make any representation not contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus as if we had authorized it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates and this prospectus is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. You should not assume that the information contained in this prospectus is correct on any date after the date of this prospectus, even though this prospectus is delivered or shares are sold pursuant to this prospectus on a later date.

Unless we indicate otherwise or unless the context requires otherwise, all references in this prospectus to “Essex” mean Essex Property Trust, Inc. and all references to the “Operating Partnership” mean Essex Portfolio, L.P. Unless we indicate otherwise or unless the context requires otherwise, all references in this prospectus to “we,” “us,” or “our” mean Essex and its subsidiaries, including the Operating Partnership and its subsidiaries. When we refer to Essex’s “Charter,” we mean Essex’s articles of incorporation, as amended and supplemented from time to time.

ESSEX AND THE OPERATING PARTNERSHIP

The Company is a Maryland corporation that operates as a self-administered and self-managed real estate investment trust (“REIT”). The Company owns all of its interest in its real estate investments directly or indirectly through Essex Portfolio, L.P., a California limited partnership (the “Operating Partnership”). The Company is the sole general partner of the Operating Partnership and as of December 31, 2012 owned a 94.5% general partnership interest.

The Company has elected to be treated as a REIT for federal income tax purposes, commencing with the year ended December 31, 1994 as Essex completed an initial public offering on June 13, 1994. In order to maintain compliance with REIT tax rules, Essex utilizes taxable REIT subsidiaries for various revenue generating or investment activities. All taxable REIT subsidiaries are consolidated by Essex.

The Company is engaged primarily in the ownership, operation, management, acquisition, development and redevelopment of predominantly apartment communities. As of December 31, 2012, Essex owned or held an interest in 163 communities, aggregating 33,468 units, located along the West Coast, as well as five commercial buildings (totaling approximately 315,900 square feet), and nine active development projects with 2,495 units in various stages of development (collectively, the “Portfolio”).

The Company’s website address is http://www.essexpropertytrust.com. The Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports, and the Proxy Statement for its Annual Meeting of Stockholders are available, free of charge, on its website as soon as practicable after Essex files the reports with the SEC.

RISK FACTORS

An investment in any Offered Securities involves significant risks.  Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus or the applicable Prospectus Supplement.  In particular, you should consider the risk factors set forth in any applicable Prospectus Supplement and in our most recent Annual Report on Form 10-K filed with the SEC, as those risk factors may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or otherwise.  The risks and uncertainties we have described are not the only ones facing us.  Additional risks and uncertainties not known to us or that we deem immaterial may also affect our business operations.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process, with the Company and the Operating Partnership, which is a majority owned subsidiary of the Company, as “well-known seasoned issuers” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this process, the Company may sell common stock, preferred stock, depositary shares, warrants, rights, stock purchase contracts, units, debt securities (including related guarantees), and our Operating Partnership may sell debt securities, in each case in one or more offerings. In addition, selling security holders to be named in a Prospectus Supplement may sell certain of our securities from time to time. This prospectus provides you with a general description of the securities the Company, our Operating Partnership or any selling security holder may offer. Each time the Company, our Operating Partnership or any selling security holder sells securities, the Company, our Operating Partnership or the selling security holder will provide a Prospectus Supplement containing specific information about the terms of the applicable offering. Such Prospectus Supplement may add, update or change information contained in this prospectus. You should read this prospectus and the applicable Prospectus Supplement together with additional information described below under the heading “Where You Can Find More Information.”

The Company, our Operating Partnership or any selling security holder may offer the securities directly, through agents, or to or through underwriters or dealers. The applicable Prospectus Supplement will describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of the securities. See “Plan of Distribution” for more information on this topic. No securities may be sold without delivery of a Prospectus Supplement describing the method and terms of the offering of those securities.

WHERE YOU CAN FIND MORE INFORMATION

Essex files, and the Operating Partnership will file, annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any document Essex files with the SEC at the SEC’s public reference room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). You can inspect reports and other information we file at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We have filed a Registration Statement of which this prospectus is a part and related exhibits with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement contains additional information about us. You may inspect the Registration Statement and exhibits without charge at the office of the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents we filed with the SEC:

—	Essex’s Annual Report on Form 10-K for the year ended December 31, 2012;

—	Essex’s Current Reports on Form 8-K filed on March 18, 2013, March 12, 2013, February 28, 2013, and February 7, 2013;

—	The description of Essex’s common stock contained in a Registration Statement on Form 8-A filed with the SEC on May 27, 1994, as amended on September 19, 2003;

—
All documents filed by Essex Property Trust, Inc. and Essex Portfolio, L.P. with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (but excluding any documents or portions of documents that are deemed under applicable rules to be “furnished” and not “filed” with the SEC) after the date of this prospectus and prior to the termination of the offering.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write Essex Property Trust, Inc., 925 East Meadow Drive, Palo Alto, California 94303, Attention: Secretary, (650) 494-3700.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, and are subject to the “safe harbor” provisions created by these statutes. All statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Such statements are characterized by terminology such as “anticipates,” “believes,” “expects,” “future,” “intends,” “assuming,” “projects,” “plans” and similar expressions or the negative of those terms or other comparable terminology. These forward-looking statements, which include statements about our expectations, objectives, anticipations, intentions and strategies regarding the future, expected operation results, revenues and earnings, reflect only management’s current expectations and are not guarantees of future performance and are subject to risks and uncertainties, including those risk factors set forth in any applicable Prospectus Supplement and those in Item 1A, “Risk Factors”, of our most recent Annual Report on Form 10-K and in the future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that the Company and the Operating Partnership files.  Such risk factors could cause actual results to differ materially from the results contemplated by the forward-looking statements. Some of these forward-looking statements include statements regarding our expectations as to:

•	The timing of completion of current development and redevelopment projects and the stabilization dates of such projects;

•	The total projected costs and rental rates of development and redevelopment projects;

•	The adequacy of future cash flows to meet operating requirements and to provide for dividend payments in accordance with real estate investment trust (“REIT”) requirements;

•	The amount of capital expenditures and non-revenue generating capital expenditures;

•	Future acquisitions and anticipated development projects in 2013 and thereafter;

•	The anticipated performance of Essex Apartment Value Fund II, L.P. (“Fund II”);

•	The anticipated performance of existing properties; and

•	The anticipated results from various geographic regions and our investment focus in such regions.

All forward-looking statements included or incorporated by reference in this prospectus are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement or statements. It is important to note that such forward-looking statements are subject to risks and uncertainties and that our actual results could differ materially from those in such forward-looking statements.  The risk factors set forth in any applicable Prospectus Supplement and those in Item 1A, “Risk Factors”, of our most recent Annual Report on Form 10-K and in the future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that the Company and the Operating Partnership files with the SEC from time to time, set forth factors that in the future could affect our actual results and could cause our actual results to differ materially from those expressed in any forward-looking statement made by us. You are cautioned not to place undue reliance on forward-looking statements contained in this prospectus.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, the Company intends to contribute the net proceeds from any sale of its securities pursuant to this prospectus to our Operating Partnership. Our Operating Partnership intends to subsequently use the net proceeds contributed by the Company, as well as any net proceeds from the sale of its debt securities pursuant to this prospectus, to potentially acquire, develop, or redevelop properties, which primarily will be apartment communities, to make other investments and for working capital or general corporate purposes, which may include the repayment of indebtedness.   Pending application of the net proceeds from the sale of the Offered Securities, such proceeds initially may be invested in short-term securities.  Further details regarding the use of the net proceeds from the sale of a specific series or class of the securities will be set forth in the applicable prospectus supplement.

U.S. FEDERAL INCOME TAX STATUS

Essex has elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code (the "Code"), commencing with its taxable year ended December 31, 1994. As a REIT, Essex generally is not subject to U.S. federal income tax on its net income that it distributes to stockholders. See “Material Federal Income Tax Considerations.”

DESCRIPTION OF CAPITAL STOCK

General

As of December 31, 2012, the total number of shares of stock of all classes which the Company has authority to issue is 1,000,000,000 shares (par value $.0001 per share), of which 656,020,000 shares are shares of common stock, 13,980,000 shares are shares of preferred stock, consisting of 5,980,000 shares of 4.875% Series G Cumulative Convertible Preferred Stock (the "Series G Preferred Stock") and 8,000,000 shares of 7.125% Series H Cumulative Redeemable Preferred Stock (the "Series H Preferred Stock"), and 330,000,000 shares of Excess Stock.

As of December 31, 2012, there were 36,442,994 shares of common stock issued and outstanding. Up to 1,200,000 shares of common stock have been reserved for issuance under the Essex Property Trust, Inc. 2004 Stock Incentive Plan, and there were 623,434 options outstanding under the Essex Property Trust, Inc. 2004 Stock Incentive Plan. In addition, an aggregate of 1,955,181 shares of common stock may be issued upon the conversion of limited partnership interests in the Operating Partnership and an additional 167,200 shares of common stock would be issuable in exchange for non-forfeitable Series Z-1 Incentive Units in the Operating Partnership, subject to meeting certain requirements with respect to the Series Z-1 Incentive Units program. In addition, certain partners in limited partnerships in which the Operating Partnership has invested, have the right to have their limited partnership interests in such partnership(s) redeemed for cash or, at our option, for an aggregate of 1,039,431 shares of common stock. In addition, as of December 31, 2012, 178,249 shares of Essex's Series G Preferred Stock were issued and outstanding and 2,950,000 shares of Essex's Series H Preferred Stock were issued and outstanding.

Common Stock

The following description of the common stock sets forth certain general terms and provisions of the common stock. This description is in all respects subject to and qualified in its entirety by reference to the applicable provisions of Essex’s Charter and Bylaws. The common stock is listed on the New York Stock Exchange under the symbol “ESS.” Computershare Investor Services, LLC is Essex’s transfer agent.

The holders of the outstanding common stock are entitled to one vote per share on all matters voted on by stockholders, including elections of directors. The Charter provides that shares of common stock do not have cumulative voting rights.

The shares of common stock offered hereby are fully paid and nonassessable and will not be subject to preemptive or similar rights. Subject to the preferential rights of any outstanding series of capital stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by the Board of Directors of Essex (the "Board of Directors") and declared by Essex from funds available for distribution to such holders. Essex currently pays regular quarterly dividends to holders of common stock out of funds legally available for distribution when, and if, authorized by the Board of Directors and declared by Essex.

In the event of a liquidation, dissolution or winding up of Essex, the holders of common stock are entitled to receive ratably the assets remaining after satisfaction of all liabilities and payment of liquidation preferences and accrued dividends, if any, on any series of capital stock that has a liquidation preference. The rights of holders of common stock are subject to the rights and preferences established by the Board of Directors for any capital stock that may subsequently be issued by Essex.

We are required to seek certain information from all persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code (the "Code"), more than a certain percentage of our outstanding stock. Stockholders who do not provide us with the information requested are required to submit such information with their U.S. federal income tax returns. See “Material Federal Income Tax Considerations — Requirements for Qualification.”

Restrictions on Transfer

In order for Essex to qualify as a REIT under the Code, among other requirements (see “Material Federal Income Tax Considerations — Requirements for Qualification”), no more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code, during the last half of a taxable year (other than our first year as a REIT) or during a proportionate part of a shorter taxable year. In addition, our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than our first year as a REIT) or during a proportionate part of a shorter taxable year.

The Charter, subject to certain exceptions, provides an “ownership limit” under which no stockholder, other than George M. Marcus (and his wife and children, trusts for the benefit of his descendants and, upon his death, his heirs), may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 6.0% of the value of the issued and outstanding shares of our stock (not including any shares of excess stock). However, the ownership limit provisions provide that a qualified trust, as defined in the Charter, generally may own up to 9.9% of the value of the outstanding shares of our stock. If George M. Marcus converts his limited partnership interests in the Operating Partnership into shares of common stock, he may exceed the ownership limit. The ownership limit provisions therefore provide that George M. Marcus (and his wife and children, trusts for the benefit of his descendants and, upon his death, his heirs) may own up to 25% of the value of the outstanding shares of our stock. The Board of Directors may also exempt an underwriter of a public offering of our stock or a person who is not an “individual” (as defined under the Code to include certain entities) from the ownership limit if it received satisfactory evidence that such stockholder’s ownership of Essex’s shares in excess of the ownership limit will not jeopardize Essex’s status as a REIT. As a condition to providing such an exemption, the Board of Directors must receive an opinion of counsel or ruling of the Internal Revenue Service and representations and agreements from the applicant with respect to preserving Essex’s REIT status. However, the Board of Directors cannot grant an exemption to the ownership limit if the applicant would own more than 25% of the value of the outstanding shares of Essex’s stock, unless, in addition to the foregoing, the Board of Directors receives a ruling from the Internal Revenue Service to the effect that such an exemption will not jeopardize Essex’s status as a REIT. The Board of Directors has granted an exemption to the ownership limit to the trusts that were shareholders of John M. Sachs, Inc. in connection with the issuance of common stock of Essex to such trusts for the acquisition of John M. Sachs, Inc. The Board of Directors may also increase the ownership limit to a maximum of 9.9% and, in connection therewith, require opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to preserve Essex’s REIT status. If the Board of Directors and Essex’s stockholders determine that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT, the ownership limit provisions of the Charter can be terminated.

If a stockholder attempts to transfer shares of stock that would (i) create a direct or indirect ownership of Essex’s shares in excess of the ownership limit absent a Board exemption, (ii) result in the ownership of Essex’s stock by fewer than 100 persons, or (iii) result in the ownership of more than 50% of the value of Essex’s stock (other than excess stock), directly or indirectly, by five or fewer individuals, as defined in the Code, the transfer shall be null and void, and the intended transferee will acquire no rights to the shares. In addition, in the event of a transfer or attempted transfer, or other event, that would result in any person owning directly or indirectly, shares of Essex stock in excess of the ownership limit (or any limit created in connection with an exemption from the ownership limit) or that would result in the ownership of more than 50% of the value of Essex’s stock, directly or indirectly, by five or fewer persons, such shares of our stock will automatically be exchanged for shares of “excess stock.” All shares of excess stock will be automatically transferred, without action by the purported holder, to a person who is unaffiliated with us or the intended transferee, as trustee for the exclusive benefit of one or more organizations described in Sections 170(b), 170(c) or 501(c)(3) of the Code as charitable beneficiary and designated by resolution of the Board of Directors. Such shares of excess stock held in trust are considered issued and outstanding shares of Essex’s stock. In general, the trustee of such shares is deemed to own the shares of excess stock held in trust for the exclusive benefit of the charitable beneficiary on the day prior to the date of the purported transfer or change in capital structure which resulted in the automatic transfer and has all voting rights and all right to receive distributions payable with respect to the excess shares. Any dividend or other distribution paid prior to the discovery by Essex that shares exchanged for excess stock will be repaid by the recipient to Essex upon demand or, if Essex elects, offset against any future dividends or distributions payable to the recipient. Subject to Maryland law, any vote cast by the purported owner of excess shares will be rescinded and recast in accordance with the direction of the trustee acting for the benefit of the charitable beneficiary.

Essex may cause the trustee to transfer a beneficial interest in the trust representing a number of shares of excess stock if the shares of excess stock would not be excess stock in the hands of the identified transferee. In the event of such a transfer, the purported transferee of the shares exchanged for excess stock may receive a price for its interest in such shares that is the lesser of (i) the price paid by the purported transferee or, if the purported transferee did not give value for the shares in connection with the event causing shares to be exchanged for excess stock (e.g., a gift, devise or other similar transaction), the Market Price (as defined in Essex’s Charter) of the shares on the day of the event causing the shares to be exchanged for excess stock and (ii) the price received by the trustee from the sale or other disposition of the shares of excess stock. Upon any such a transfer, the shares of excess stock will automatically be exchanged for an equal number of shares of stock of the class and series originally exchanged for such shares of excess stock.

Shares of excess stock held in the trust will be deemed to have been offered for sale to Essex, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the exchange for shares of excess stock (or, in the case of a devise or gift, the Market Price at the time of the devise or gift) and (ii) the Market Price on the date that Essex, or its designee, accepts the offer. Essex will have the right to accept the offer for a period of ninety days after the later of the date of the transaction that resulted in the exchange for shares of excess stock and, if Essex does not receive prior notice of such transaction, the date that the Board of Directors determines in good faith that a transaction resulting in excess stock has occurred.

Even if the provisions of the Code regarding REITs are changed to eliminate any ownership concentration limitation or increase the limitation, the ownership limitations in the Charter will not be automatically eliminated or modified. Except as described above, any change to such limitations would require an amendment to the Charter, which in turn would require the affirmative vote of holders owning a majority of the outstanding shares of Essex’s common stock. In addition to preserving Essex’s status as a REIT, the ownership limit provisions in the Charter may have the effect of precluding an acquisition of our control without the approval of the Board of Directors.

All certificates representing shares of equity stock will bear a legend referring to the restrictions described above.

Description of Series G Preferred Stock

General

On July 31, 2006, Essex completed an offering of 5,980,000 shares of its Series G Preferred Stock at a public offering price of $24.75 per share. The holders of Series G Preferred Stock are entitled to receive cumulative cash dividends on the Series G Preferred Stock at a rate of 4.875% per year of the $25.00 liquidation preference. The Series G Preferred Stock may be converted by the holder at an initial conversion rate of 0.1830 shares of common stock per $25.00 liquidation preference (subject to adjustment in certain events), which is equivalent to an initial conversion price of $136.62 per share of common stock. The Series G Preferred Stock has no maturity date.  During 2009, Essex repurchased 5,801,751 shares of the Series G Preferred Stock, and 178,249 shares are currently outstanding.

Upon the occurrence of certain events, holders of the Series G Preferred Stock may require the redemption for cash of all outstanding shares of such preferred stock, provided that holders of at least a majority of the shares of Series G Preferred Stock elect such redemption. With respect to the Series G Preferred Stock, if a fundamental change (as defined in the articles supplementary for the Series G Preferred Stock) occurs, holders will have the right to require the redemption for cash of some or all of their Series G Preferred Stock.

The description of the Series G Preferred Stock is in all respects subject to and qualified in its entirety by reference to the applicable provisions of Essex's Charter and Bylaws.

Optional Redemption and Optional Conversion

The Series G Preferred Stock may be converted, at Essex’s option on and after July 31, 2011, at the then prevailing conversion rate, only if the closing sale price of Essex’s common stock equals or exceeds 130% of the then prevailing conversion price of the Series G Preferred Stock for at least 20 trading days in a period of 30 consecutive trading days.

Limited Voting Rights

If at any time full distributions shall not have been timely made on any Series G Preferred Stock with respect to any six (6) prior quarterly distribution periods, whether or not consecutive, and, the holders of such Series G Preferred Stock, voting together as a single class with the holders of each class or series of parity preferred stock upon which similar voting rights have been conferred and are exercisable will have the right to elect two additional directors to the Board of Directors at a special meeting called by the holders of record of at least 10% of the then outstanding shares of Series G Preferred Stock, or any other class or series of parity preferred stock upon which similar voting rights have been conferred and are exercisable, or at the next annual meeting of stockholders, and at each subsequent annual meeting of stockholders or special meeting held in place thereof, until all such distributions in arrears and distributions for the current quarter have been paid in full. Thereafter, upon such payment in full, the holders of such class or series of preferred stock will be divested of their voting rights and the term of any member of the Board of Directors elected by the holders of such class or series of preferred stock shall terminate. Holders of Series G Preferred Stock are entitled to one vote per $50.00 of liquidation preference to which such series of preferred stock is entitled by its terms (excluding amounts in respect of accumulated and unpaid distributions).

In addition, while any shares of the Series G Preferred Stock are outstanding, Essex shall not, without the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of the Series G Preferred Stock, (voting separately as a class): (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares ranking prior to the Series G Preferred Stock with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any authorized shares of Essex into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares or (ii) either amend, alter or repeal the provisions of Essex’s Charter (including the Articles Supplementary pertaining to the Series G Preferred Stock) or Bylaws, including by merger or consolidation, that would materially and adversely affect the preferences, other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms and conditions of redemption, of any outstanding shares of the Series G Preferred Stock.

The Series G Preferred Stock will have no voting rights other than as discussed above and as otherwise provided by applicable law.

Liquidation Preference

Subject to the rights of the holders of any other senior or parity preferred stock, each share of Series G Preferred Stock is entitled to a liquidation preference of $25.00 per share, plus any accrued and unpaid dividends, in preference to any other class or series of capital stock of Essex.

Description of Series H Preferred Stock

General

During the second quarter of 2011, the Company issued 2,950,000 shares of its Series H Preferred Stock at a public offering price of $25.00 per share for net proceeds of $71.2 million, net of costs and underwriting discounts.

The description of the Series H Preferred Stock is in all respects subject to and qualified in its entirety by reference to the applicable provisions of Essex's Charter and Bylaws.

Ranking

The Series H Preferred Stock ranks senior to our shares of common stock and to any other of our future equity securities that we may later authorize or issue that by their terms rank junior to the Series H Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up. The Series H Preferred Stock ranks on a parity with (i) our Series G Preferred Stock, and (ii) any future equity securities that we may later authorize or issue that by their terms are on a parity with the Series H Preferred Stock. The Series H Preferred Stock ranks junior to any equity securities that we may later authorize or issue that by their terms rank senior to the Series H Preferred Stock. Any such authorization or issuance would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series H Preferred Stock. The Series H Preferred Stock ranks junior to all of our existing and future indebtedness.

Dividends

Subject to the rights of holders of stock ranking senior to, or on parity with, the Series H Preferred Stock as to the payment of dividends, holders of the Series H Preferred Stock will be entitled to receive, when and as authorized by our Board of Directors and declared by Essex, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 7.125% per annum of the $25.00 per share liquidation preference, equivalent to $1.78125 per annum per share of Series H Preferred Stock. Dividends on the Series H Preferred Stock are payable quarterly in arrears on or about the 15th day of January, April, July and October of each year.

Our Board of Directors will not authorize, and we will not pay, any dividends on the Series H Preferred Stock or set aside funds for the payment of dividends if the terms of any of our agreements, including agreements relating to our indebtedness, prohibit that authorization, payment or setting aside of funds or provide that the authorization, payment or setting aside of funds is a breach of or a default under that agreement, or if the authorization, payment or setting aside of funds is restricted or prohibited by law. We are and may in the future become a party to agreements that restrict or prevent the payment of dividends on, or the purchase or redemption of, our shares of common stock. Under certain circumstances, these agreements could restrict or prevent the payment of dividends on or the purchase or redemption of shares of our Series H Preferred Stock. These restrictions may be indirect (for example, covenants requiring us to maintain specified levels of net worth or assets) or direct. We do not believe that these restrictions currently have any adverse impact on our ability to pay dividends on the Series H Preferred Stock.

Notwithstanding the foregoing, dividends on the Series H Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of dividends and whether or not dividends are authorized or declared. Accrued but unpaid dividends on the Series H Preferred Stock will not bear interest, and the holders of the Series H Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends as described above. All of our dividends on the Series H Preferred Stock, including any capital gain distributions, will be credited to the previously accrued dividends on the Series H Preferred Stock. We will credit any dividend made on the Series H Preferred Stock first to the earliest accrued and unpaid dividend due.

Except as provided in the following paragraph, we will not declare or pay any dividends, or set aside any funds for the payment of dividends, on our common stock or any other shares that rank junior to, or on a parity with, the Series H Preferred Stock, if any, or redeem or otherwise acquire our common stock or other junior shares, or shares ranking on a parity with the Series H Preferred Stock, unless we also have declared and either paid or set aside for payment the full cumulative dividends on the Series H Preferred Stock for the current and all past dividend periods. This restriction will not limit our redemption or other acquisition of shares under incentive, benefit or share purchase plans for officers, directors or employees or others performing or providing similar services or for the purposes of enforcing restrictions upon ownership and transfer of our equity securities contained in our Charter in order to preserve our status as a REIT.

If we do not declare and either pay or set aside for payment the full cumulative dividends on the Series H Preferred Stock and all shares that rank on a parity with Series H Preferred Stock, the amount which we have authorized and declared will be allocated pro rata to the Series H Preferred Stock and to each parity series of shares so that the amount declared for each Series H Preferred Stock and for each share of each parity series is proportionate to the accrued and unpaid dividends on those shares.

In the event of our liquidation, dissolution or winding up, the holders of the Series H Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders liquidating distributions in cash or property at fair market value as determined by our Board of Directors equal to a liquidation preference of $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of the payment. Holders of Series H Preferred Stock will be entitled to receive this liquidating distribution before we distribute any assets to holders of our common stock or any other shares of preferred stock that rank junior to the Series H Preferred Stock. The rights of holders of Series H Preferred Stock to receive their liquidation preference would be subject to preferential rights of the holders of any series of shares that is senior to the Series H Preferred Stock. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Series H Preferred Stock will have no right or claim to any of our remaining assets. If we consolidate or merge with any other entity, sell, lease, transfer or convey all or substantially all of our property or business, or engage in a statutory share exchange, we will not be deemed to have liquidated, dissolved or wound up our affairs. In the event our assets are insufficient to pay the full liquidating distributions to the holders of Series H Preferred Stock and all other classes or series of our equity securities ranking on a parity with the Series H Preferred Stock, if any, then we will distribute our assets to the holders of Series H Preferred Stock and all other classes or series of parity securities ratably in proportion to the full liquidating distributions they would have otherwise received.

Redemption

We may not redeem the Series H Preferred Stock prior to April 13, 2016, except as described below under “-- Special Optional Redemption” and under restrictions relating to our qualification as a REIT for federal tax purposes. On and after April 13, 2016, upon no fewer than 30 days’ nor more than 60 days’ written notice, we may, at our option, redeem the Series H Preferred Stock, in whole or from time to time in part, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption.

If we redeem fewer than all of the shares of Series H Preferred Stock, the notice of redemption mailed to each shareholder will also specify the number of shares of Series H Preferred Stock that we will redeem from each shareholder. In this case, we will determine the number of shares of Series H Preferred Stock to be redeemed on a pro rata basis, by lot or by any other equitable method we may choose in our sole discretion.

Subject to certain exceptions, unless full cumulative distributions on all shares of Series H Preferred Stock are declared and paid or set apart for payment for all past distribution periods and the then current distribution period, no shares of Series H Preferred Stock shall be redeemed unless all outstanding shares of Series H Preferred Stock are simultaneously redeemed.

The Series H Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions, except as provided under restrictions relating to our qualification as a REIT for federal tax purposes. In order to ensure that we continue to meet the requirements for qualification as a REIT, the Series H Preferred Stock will be subject to the restrictions on ownership and transfer set forth in our Charter.

Subject to applicable law, we may purchase Series H Preferred Stock in the open market, by tender or by private agreement.

Special Optional Redemption

Upon the occurrence of a Change of Control, we may, at our option, redeem the Series H Preferred Stock, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we have provided or provide notice of redemption with respect to the shares of Series H Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), the holders of such shares of Series H Preferred Stock will not have the conversion right described below under “— Conversion Rights.”

If we redeem fewer than all of the outstanding shares of Series H Preferred Stock, the notice of redemption mailed to each shareholder will also specify the number of shares of Series H Preferred  Stock that we will redeem from each shareholder. In this case, we will determine the number of shares of Series H Preferred Stock to be redeemed on a pro rata basis, by lot or by any other equitable method we may choose.

A “Change of Control” is when, after the original issuance of the Series H Preferred Stock, the following have occurred and are continuing:

•
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company entitling that person to exercise more than 50% of the total voting power of all shares of the Company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•
following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE Amex or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series H Preferred Stock will have the right, unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series H Preferred Stock as described under “— Redemption” or ‘‘— Special Optional Redemption,” to convert some or all of the shares of Series H Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of Series H Preferred Stock (the “Common Share Conversion Consideration”) equal to the lesser of:

•
the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series H Preferred Stock dividend payment and prior to the corresponding Series H Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Share Price (such quotient, the “Conversion Rate”); and

•	0.3995 (the “Share Cap”).

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a dividend of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right in respect of currently outstanding shares of Series H Preferred Stock will not exceed 1,178,525 shares of our common stock in total (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap. If we issue additional shares of Series H Preferred Stock in the future, the latter number will increase.

In the case of a Change of Control pursuant to which our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series H Preferred Stock will receive upon conversion of such Series H Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of the Series H Preferred Stock will receive will be the form and proportion of the aggregate consideration elected by the holders of our common stock who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

Series H Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such Series H Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem Series H Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series H Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid dividends thereon to, but not including, the redemption date.

Except as provided above in connection with a Change of Control, the shares of Series H Preferred Stock are not convertible into or exchangeable for any other securities or property.

Limited Voting Rights

Holders of Series H Preferred Stock will have no voting rights, except as set forth below.

Whenever dividends on the Series H Preferred Stock are due but unpaid for six quarterly periods, whether or not consecutive (a “Preferred Dividend Default”), the number of directors then constituting our Board of Directors shall be increased by two and holders of the Series H Preferred Stock, voting as a single class with the holders of any other class or series of parity preferred stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors to serve on our Board of Directors (the “Preferred Stock Directors”) at a special meeting called by the holders of at least 10% of the outstanding Series H Preferred Stock or the holders of at least 10% of any such other series of parity preferred stock, or at the next annual or special meeting of stockholders, and at each subsequent annual or special meeting of stockholders until all dividends accumulated on the Series H Preferred Stock for the past dividend periods and the then-current dividend period have been paid or declared and set aside for payment in full.

If and when all accumulated dividends in arrears and dividends for the then-current dividend period on the Series H Preferred Stock shall have been paid in full or a sum sufficient for the payment is irrevocably deposited in trust for payment, the holders of the Series H Preferred Stock shall be divested of the voting rights as described in this section (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends in arrears and the dividends for the current dividend period have been paid in full or set aside for payment in full on all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series H Preferred Stock when they have the voting rights set forth as described in this section (voting together as a single class, with one vote for each $50.00 of liquidation preference, with all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series H Preferred Stock when they have the voting rights set forth in this section (voting together as a single class with all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to one vote per Director on any matter.

So long as any shares of Series H Preferred Stock remain outstanding, we shall not, without the affirmative vote of the holders of at least two-thirds of the shares of Series H Preferred Stock outstanding at the time: (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares ranking senior to the Series H Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company, or reclassify any authorized shares of the Company into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of our Charter (including the articles supplementary designating the Series H Preferred Stock), whether by merger, consolidation or otherwise, in each case in such a way that would materially and adversely affect any right, preference, privilege or voting power of the Series H Preferred Stock; provided, however, that with respect to the occurrence of a merger, consolidation or a sale or lease of all of our assets as an entirety, so long as (a) the shares of Series H Preferred Stock remain outstanding with the terms thereof materially unchanged, or (b) the holders of the Series H Preferred Stock receive equity securities with rights, preferences, privileges or voting powers substantially the same as those of the Series H Preferred Stock, then the occurrence of any such event shall not be deemed to materially and adversely affect the rights, privileges or voting powers of the holders of the Series H Preferred Stock. In addition, any increase in the amount of authorized Series H Preferred Stock or the creation or issuance, or increase in the amounts authorized, of any other equity securities ranking on a parity with or junior to the Series H Preferred Stock with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series H Preferred Stock.

In any matter in which shares of the Series H Preferred Stock are entitled to vote, each share of Series H Preferred Stock will be entitled to one vote. If the holders of Series H Preferred Stock and another series of preferred shares, if any, are entitled to vote together as a single class on any matter, the shares of Series H Preferred Stock and the shares of the other series will have one vote for each $50.00 of liquidation preference.

DESCRIPTION OF PREFERRED STOCK

General

Subject to limitations prescribed by Maryland law and Essex’s Charter, the Board of Directors is authorized to issue, from the authorized but unissued shares of capital stock of Essex, preferred stock in such classes or series as the Board of Directors may determine and to establish from time to time the number of shares of preferred stock to be included in any such class or series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the shares of any such class or series, and such other subjects or matters as may be fixed by resolution of the Board of Directors. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Essex.

Preferred stock, upon filing with, and acceptance for record by, the State Department of Assessments and Taxation of Maryland of articles supplementary setting forth the terms of the class or series of preferred stock, and issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. The specific terms of a particular class or series of preferred stock will be described in the Prospectus Supplement relating to that class or series, including a Prospectus Supplement providing that preferred stock may be issuable upon the exercise of Warrants issued by Essex. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in a Prospectus Supplement do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series.

The preferences and other terms of the preferred stock of each class or series will be fixed by the articles supplementary relating to such class or series. A Prospectus Supplement, relating to each class or series, will specify the terms of the preferred stock as follows:

(1) The title and par value of such preferred stock;

(2) The number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;

(3) The dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

(4) Whether dividends on such preferred stock are cumulative or not and, if cumulative, the date from which dividends on such preferred stock shall accumulate;

(5) The provision for a sinking fund, if any, for such preferred stock;

(6) The provision for redemption, if applicable, of such preferred stock;

(7) Any listing of such preferred stock on any securities exchange;

(8) The terms and conditions, if applicable, upon which such preferred stock will be converted into Common Stock, including the conversion price (or manner of calculation thereof);

(9) A discussion of any material federal income tax considerations applicable to such preferred stock;

(10) Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of Essex as a REIT;

(11) The relative ranking and preferences of such preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Essex;

(12) Any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Essex;

(13) Any other specific terms, preferences, rights, limitations or restrictions of such preferred stock; and

(14) Any voting rights of such preferred stock.

Rank

Unless otherwise specified in the Prospectus Supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of Essex, rank (i) senior to all classes or series of Common Stock and excess stock of Essex, and to all equity securities ranking junior to such preferred stock with respect to dividend rights and rights upon liquidation, dissolution or winding up of Essex; (ii) on a parity with all equity securities issued by Essex the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividends rights or rights upon liquidation, dissolution or winding up of Essex; and (iii) junior to all equity securities issued by Essex the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of Essex.

Conversion Rights

The terms and conditions, if any, upon which any shares of any class or series of preferred stock are convertible into Common Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of shares of Common Stock into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of such class or series of preferred stock or Essex, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such class or series of preferred stock.

Restrictions on Transfer

For Essex to qualify as a REIT under the Code, not more than 50% in value of its outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code) during the last half of a taxable year, the stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. To enable Essex to continue to qualify as a REIT, the Charter restricts the acquisition of shares of common stock and preferred stock. The Charter provides that, subject to certain exceptions specified in the Charter, no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 6.0% of the value of the outstanding common stock and preferred stock of Essex. See “Description of Capital Stock — Restrictions on Transfer.” The applicable Prospectus Supplement will also specify any additional ownership limitation relating to a series of preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

This section outlines some of the provisions of the deposit agreement to govern any depositary shares, the depositary shares themselves and the depositary receipts. This information may not be complete in all respects and is qualified entirely by reference to the relevant deposit agreement and depositary receipts with respect to the depositary shares related to any particular series of preferred stock. The specific terms of any series of depositary shares will be described in the applicable Prospectus Supplement. If so described in the Prospectus Supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

Interest in a Fractional Share, or Multiple Shares, of Preferred Stock

We may, at our option, elect to offer depositary shares, each of which would represent an interest in a fractional share, or multiple shares, of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent an interest in a fractional share, or multiple shares, of preferred stock as described in the Prospectus Supplement.

Deposit Agreement

The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to those shares of preferred stock. The Prospectus Supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its interest in a fractional share or multiple shares, of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement. We will distribute depositary receipts to those persons purchasing such depositary shares in accordance with the terms of the offering made by the related Prospectus Supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record depositary shareholder based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary stockholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary stockholders.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary stockholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the relevant series of preferred stock will be made available to depositary stockholders.

The amount distributed in all of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes and governmental charges.

Withdrawal of Stock

Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement and subject to the terms thereof, a holder of depositary receipts is entitled to have the depositary deliver to such holder the applicable number of shares of preferred stock underlying the depositary shares evidenced by the surrendered depositary receipts. There may be no market, however, for the underlying preferred stock and once the underlying preferred stock is withdrawn from the depositary, it may not be redeposited.

Redemption and Liquidation

The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable Prospectus Supplement.

Voting

Upon receiving notice of any meeting at which preferred stockholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record depositary stockholders relating to that series of preferred stock. Each depositary shareholder on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder’s depositary shares. The depositary will vote the shares of preferred stock underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary stockholders relating to that preferred stock, it will abstain from voting those shares of preferred stock, unless otherwise discussed in the Prospectus Supplement.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Depositary stockholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

Each depositary will forward to the relevant depositary stockholders all our reports and communications that we are required to furnish to preferred stockholders of any series.

The deposit agreement will contain provisions relating to adjustments in the fraction of a share of preferred stock represented by a depositary share in the event of a change in par value, split-up, combination or other reclassification of the preferred stock or upon any recapitalization, merger or sale of substantially all of our assets.

Neither the depositary nor Essex will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement, or subject to any liability under the deposit agreement to holders of depositary receipts other than for the relevant party’s gross negligence or willful misconduct. The obligations of Essex and each depositary under any deposit agreement will be limited to performance in good faith of their duties under that agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary stockholders or other persons believed to be competent and on documents believed to be genuine.

Title

Essex, each depositary and any of their agents may treat the registered owner of any depositary share as the absolute owner of that share, whether or not any payment in respect of that depositary share is overdue and despite any notice to the contrary, for any purpose.

Resignation and Removal of Depositary

A depositary may resign at any time by issuing us a notice of resignation, and we may remove any depositary at any time by issuing it a notice of removal. Resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

DESCRIPTION OF WARRANTS AND OTHER RIGHTS

Essex has no Warrants outstanding (other than options issued under Essex’s stock option plans). Essex may issue Warrants for the purchase of Common Stock. Essex may issue warrants independently or together with any other Offered Securities offered by any Prospectus Supplement and may be attached to or separated from such Offered Securities. Each series of Warrants will be issued under a separate warrant agreement (each, a “Warrant Agreement”) to be entered into between Essex and a warrant agent specified in the applicable Prospectus Supplement (the “Warrant Agent”). The Warrant Agent will act solely as an agent of Essex in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreements will be set forth in the applicable Prospectus Supplement.

The applicable Prospectus Supplement will describe the terms of the Warrants in respect of which this prospectus is being delivered, including, where applicable, the following: (1) the title of such Warrants; (2) the aggregate number of such Warrants; (3) the price or prices at which such Warrants will be issued; (4) the designation, terms and number of shares of Common Stock purchasable upon exercise of such Warrants; (5) the designation and terms of the Offered Securities, if any, with which such Warrants are issued and the number of such Warrants issued with each such Offered Security; (6) the date, if any, on and after which such Warrants and the related Common Stock will be separately transferable; (7) the price at which each share of Common Stock purchasable upon exercise of such Warrants may be purchased; (8) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (9) the minimum or maximum amount of such Warrants which may be exercised at any one time; (10) information with respect to book-entry procedures, if any; (11) a discussion of certain federal income tax considerations; and (12) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

This section outlines some of the provisions of the stock purchase contracts, the stock purchase contract agreement and the pledge agreement. This information is not complete in all respects and is qualified entirely by reference to the stock purchase contract agreement and pledge agreement with respect to the stock purchase contracts of any particular series. The specific terms of any series of stock purchase contracts will be described in the applicable Prospectus Supplement. If so described in a Prospectus Supplement, the specific terms of any series of stock purchase contracts may differ from the general description of terms presented below.

Unless otherwise specified in the applicable Prospectus Supplement, we may issue stock purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock, preferred stock, depositary shares or other security or property at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock, depositary shares or other security or property. The consideration per share of common stock or preferred stock or per depositary share or other security or property may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by or on behalf of Essex of shares of the underlying security or property or, they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security or property. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the common stock or the preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for Essex’s benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase the underlying security or property under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to Essex’s security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts or in the event other securities, cash or property is made subject to the pledge agreement in lieu of the pledged securities, if permitted by the pledge agreement, or as otherwise provided in the pledge agreement. Subject to such security interest and the terms of the stock purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities.

Except as described in the applicable Prospectus Supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute such payments to Essex or the stock purchase contract agent, as provided in the pledge agreement. The purchase agent will in turn distribute payments it receives as provided in the stock purchase contract agreement.

DESCRIPTION OF UNITS

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable Prospectus Supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

We may issue units comprised of two or more of debt securities, shares of common stock, shares of preferred stock, stock purchase contracts, warrants, rights and other securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable Prospectus Supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below;

•	the price or prices at which such units will be issued;

•	information with respect to book-entry procedures, if any;

•	the applicable United States federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of the Debt Securities and Guarantees,” “Description of Warrants and Other Rights,” “Description of Stock Purchase Contracts,” “Description of Capital Stock” and “Description of Preferred Stock” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable Prospectus Supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable Prospectus Supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable Prospectus Supplement.

Enforcement of Rights

The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement, rights agreement or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, warrants, stock purchase contracts, common stock and preferred stock, as relevant.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units. Limitations of this kind will be described in the applicable Prospectus Supplement.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by California law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

•
The units will be issued in the denominations stated in the applicable Prospectus Supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•
Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•
Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•
If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchange of any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures we plan to use with respect to our debt securities, where applicable. We describe those procedures below under “Description of Debt Securities and Guarantees.”

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

This prospectus describes the general terms and provisions of our debt securities and related guarantees, if any. When Essex Property Trust, Inc. or Essex Portfolio, L.P. offers to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus, including the terms of any related guarantees. We will also indicate in the Prospectus Supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities and any ways in which such general terms and provisions apply with modifications to such series. To the extent the information contained in the Prospectus Supplement differs from this summary description, you should rely on the information in the Prospectus Supplement.

The debt securities may be offered in the form of either senior debt securities or subordinated debt securities. Unless otherwise specified in a Prospectus Supplement, the debt securities will be the direct, unsecured obligations of either Essex Property Trust, Inc. or Essex Portfolio, L.P., and will rank equally with all of Essex Property Trust, Inc. or Essex Portfolio, L.P.’s other unsecured and unsubordinated indebtedness.

The debt securities will be issued under an indenture between us and a trustee, which will be the indenture that has been filed as an exhibit to the registration statement or an indenture in similar form to such indenture, or as applicable under a different form of indenture or an indenture supplement providing for the terms specific to a particular series of such debt securities. The summary below describes select portions of the indenture filed as an exhibit to the registration statement, which we sometimes refer to below as the "existing indenture", or provisions comparable to portions of the existing indenture and other provisions that may be included in other indentures or indenture supplements providing for our debt securities.  The summary is not complete.  You should read the existing indenture and any other indenture or indenture supplement providing for the terms of any series of our debt securities carefully for provisions that may be important to you.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of the Company’s board of directors and set forth or determined in the manner provided in an officer’s certificate or by an indenture or indenture supplement. The particular terms of each series of debt securities will be described in a Prospectus Supplement relating to such series, including any pricing supplement, and the form of any indenture (other than the existing indenture) or indenture supplement providing for such series will be set forth as an exhibit relating to such Prospectus Supplement.

Each indenture providing for a series of our debt securities will provide that we may, but need not, designate more than one trustee for the indenture, each with respect to one or more series of our debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of our debt securities, and a successor trustee may be appointed to act with respect to that series. If two or more persons are acting as trustee to different series of our debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee and, except as otherwise indicated in this prospectus, any action taken by a trustee may be taken by that trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness, and, if the debt securities are issued by our operating partnership, they may be fully and unconditionally guaranteed by the Company. We can issue an unlimited amount of debt securities that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a Prospectus Supplement, including any pricing supplement, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, to the extent applicable:

●	the title of the debt securities,
●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities,
●	any limit on the aggregate principal amount of the debt securities,
●	the date or dates on which we will pay the principal on the debt securities,
●
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date,

●
the place or places where principal of, premium and interest on the debt securities will be payable, where debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us relating to debt securities and the indenture may be served,

●	the terms and conditions upon which we may redeem the debt securities,
●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities,
●
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations,

●	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof,
●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities,
●	the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount,
●	the currency of denomination of the debt securities,
●	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made,
●
if payments of principal of, and premium and interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined,

●
the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index,

●	any provisions relating to any security provided for the debt securities,
●
any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities,

●	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities,
●	any other terms of the debt securities that may supplement, modify or delete any provision of the indenture as it applies to that series,

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities,
●
any provisions relating to conversion of any debt securities, including if applicable, the conversion price, the conversion period, provisions as to whether conversion will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion if such debt securities are redeemed,

●	whether the debt securities will be senior debt securities or subordinated debt securities and, if applicable, a description of the subordination terms thereof,
●
whether the debt securities are entitled to the benefits of the guarantee of any guarantor, and whether any such guarantee is made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee, and

●	a discussion of any material United States federal income tax consequences applicable to an investment in such debt securities.

In addition, the existing indenture does not, and unless otherwise specified in a Prospectus Supplement relating to such debt securities any other indenture providing for our debt securities will not, limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant Prospectus Supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock, cash or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the Prospectus Supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the other special considerations applicable to any of these debt securities in the applicable Prospectus Supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable Prospectus Supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable Prospectus Supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the applicable indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Except as may be provided in the applicable indenture or indenture supplement, you may effect the transfer of certificated debt securities and the right to receive the principal of, and premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

We will require the depositary to agree to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons who have accounts with the depositary for the related global debt security, which we refer to as participants, or persons who may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to direct the exercise of certain rights of holders of debt securities.

We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal of, and premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within the period specified in the applicable indenture or indenture supplement. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities.  In such event, and otherwise as may be provided in the applicable indenture or indenture supplement, we will issue certificated debt securities in exchange for the global debt securities of the relevant series. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable Prospectus Supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable Prospectus Supplement any restrictive covenants applicable to any issue of debt securities.

Merger, Consolidation or Sale

The indenture or indenture supplement providing for a particular series of debt securities will provide that Essex Portfolio, L.P. or Essex Property Trust, Inc. may consolidate with, or sell, lease or convey all or substantially all of their its assets to, or merge with or into, any other entity, provided that the following conditions are met:

•
Essex Portfolio, L.P. or Essex Property Trust, Inc., as the case may be, shall be the continuing entity, or the successor entity (if other than Essex Portfolio, L.P. or Essex Property Trust, Inc., as the case may be) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall expressly assume payment of the principal of and interest on all of the debt securities of such series and the due and punctual performance and observance of all of the covenants and conditions in the applicable indenture or supplement;

•
immediately after giving effect to the transaction, no event of default under the applicable indenture or supplement, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and

•	an officer's certificate and legal opinion covering these conditions shall be delivered to the trustee.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which Essex Portfolio, L.P. is not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of ours, and Essex Portfolio, L.P.  shall be discharged from its obligations under the applicable debt securities and indenture or indenture supplement.

Events of Default

The indenture or indenture supplement providing for a particular series of debt securities will provide that the following events are "Events of Default" with respect to the series of debt securities issued under such indenture or supplement:

•	default for 30 days in the payment of any installment of interest under the debt securities;

•	default in the payment of the principal amount or redemption price due with respect to the debt securities, when the same becomes due and payable;

•
Essex Portfolio, L.P.’s failure to comply with any of its other agreements in the debt securities or the indenture or supplement upon receipt by Essex Portfolio, L.P. of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the debt securities of the applicable series then outstanding and its failure to cure (or obtain a waiver of) such default within 60 days after Essex Portfolio, L.P. receives such notice;

•
failure to pay any indebtedness for money borrowed by us, Essex Property Trust, Inc. or any subsidiary in which Essex Portfolio, L.P. has invested at least $50,000,000 in capital (a "Significant Subsidiary"), in an outstanding principal amount in excess of $50,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice to Essex Portfolio, L.P. from the trustee (or to Essex Portfolio, L.P. and the trustee from holders of at least 25% in principal amount of the outstanding debt securities of the applicable series); or

•
certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us, Essex Property Trust, Inc. or any Significant Subsidiary or any substantial part of their respective property.

If an Event of Default under the indenture or indenture supplement with respect to a series of debt securities occurs and is continuing (other than an Event of Default specified in the last bullet above, which shall result in an automatic acceleration), then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series may declare the principal amount of all of the debt securities of such series to be due and payable immediately by written notice thereof to Essex Portfolio, L.P. and Essex Property Trust, Inc. (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the debt securities of such series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series may rescind and annul the declaration and its consequences if:

•
Essex Portfolio, L.P. or Essex Property Trust, Inc. shall have deposited with the trustee all required payments of the principal of and interest on the debt securities of such series, plus certain fees, expenses, disbursements and advances of the trustee; and

•
all Events of Default relating to such series, other than the non-payment of accelerated principal of (or specified portion thereof) or interest on the debt securities of such series have been cured or waived as provided in the applicable indenture.

The indenture or indenture supplement providing for a particular series of debt securities will also provide that the holders of not less than a majority in principal amount of the outstanding debt securities of the series issued under such indenture or supplement may waive any past default with respect to such debt securities and its consequences, except a default:

•	in the payment of the principal of or interest on such debt securities; or

•
in respect of a covenant or provision contained in the applicable indenture or supplement that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

The trustee will be required to give notice to the holders of the debt securities of a particular series of a default under the indenture or supplement applicable to such series unless the default has been cured or waived within 90 days; provided, however, that the trustee may withhold notice to the holders of such debt securities of any default with respect to such debt securities (except a default in the payment of the principal of or interest on the debt securities) if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The indenture or indenture supplement providing for a particular series of debt securities will provide that no holders of the debt securities of such series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding  debt securities of such series, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of the debt securities of such series from instituting suit for the enforcement of payment of the principal of and interest such holder's debt securities at the respective due dates thereof.

Subject to provisions in the applicable indenture relating to its duties in case of default, the trustee under an indenture will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of the debt securities then outstanding under the indenture, unless the holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of a series (or of all debt securities of such series, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee in respect of such series, or of exercising any trust or power conferred upon the trustee in respect of such series. However, the trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, or which may be unduly prejudicial to the holders of the debt securities not joining therein.

Within 120 days after the close of each fiscal year, Essex Portfolio, L.P. and Essex Property Trust, Inc. must deliver a certificate of an officer certifying to the trustee under each indenture whether or not the officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.

Modification, Waiver and Meetings

Modifications and amendments of an indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities of the series issued under such indenture; provided, however, that no modification or amendment may, without the consent of the holder of each debt security of such series:

•
change the stated maturity of the principal of or any installment of interest on such debt securities, reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, such debt securities or adversely affect any right of repayment of the holder of such debt securities, change the place of payment, or the coin or currency, for payment of principal of or interest on any note or impair the right to institute suit for the enforcement of any payment on or with respect to such debt securities;

•
reduce the above-stated percentage of outstanding debt securities of a series necessary to modify or amend the indenture applicable to such series, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or change voting requirements set forth in such indenture;

•	modify or affect in any manner adverse to the holders the terms and conditions of Essex Portfolio, L.P.’s obligations in respect of the payment of principal and interest; or

•
modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the debt securities.

Notwithstanding the foregoing, modifications and amendments of an indenture will be permitted to be made by us, Essex Property Trust, Inc. and the trustee without the consent of any holder of the debt securities issued under such indenture for any of the following purposes:

•	to evidence a successor to Essex Portfolio, L.P. as obligor or Essex Property Trust, Inc. as guarantor under such indenture;

•
to add to Essex Portfolio, L.P.’s covenants or those of Essex Property Trust, Inc. for the benefit of the holders of such debt securities or to surrender any right or power conferred upon Essex Portfolio, L.P. or Essex Property Trust, Inc. in such indenture;

•	to add events of default for the benefit of the holders of such debt securities;

•
to amend or supplement any provisions of such indenture; provided that no amendment or supplement shall materially adversely affect the interests of the holders of any such debt securities then outstanding;

•	to secure such debt securities;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under such indenture by more than one trustee;

•	to provide for rights of holders of such debt securities if any consolidation, merger or sale of all or substantially all of Essex Portfolio, L.P.’s property or assets occurs;

•	to cure any ambiguity, defect or inconsistency in such indenture; provided that this action shall not adversely affect the interests of holders of such debt securities in any material respect;

•	to provide for the issuance of additional debt securities in accordance with the limitations set forth in such indenture;

•
to supplement any of the provisions of such indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the debt securities issued under such indenture; provided that the action shall not adversely affect the interests of the holders of such debt securities in any material respect; or

•	to conform the text of such indenture, any guarantee or such debt securities to any provision of this Description of Notes.

In addition, without the consent of any holder of the debt securities of any series, Essex Property Trust, Inc., or a subsidiary thereof, may directly assume the due and punctual payment of the principal of, any premium and interest on all the debt securities of such series and the performance of every covenant of the indenture applicable to such series on Essex Portfolio, L.P.’s part to be performed or observed. Upon any assumption, Essex Property Trust, Inc. or the subsidiary shall succeed us, and be substituted for and may exercise every right and power of ours, under such indenture with the same effect as if Essex Property Trust, Inc. or the subsidiary had been the issuer of the debt securities of such series, and Essex Portfolio, L.P. shall be released from all obligations and covenants with respect to such debt securities. No assumption shall be permitted unless Essex Property Trust, Inc. has delivered to the trustee under the applicable indenture (1) an officers' certificate and an opinion of counsel, stating, among other things, that the guarantee and all other covenants of Essex Property Trust, Inc. in such indenture remain in full force and effect and (2) an opinion of independent counsel that the holders of debt securities of the affected series shall have no materially adverse U.S. federal tax consequences as a result of the assumption, and that, if any such debt securities are then listed on the New York Stock Exchange, that such debt securities shall not be delisted as a result of the assumption.

In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of the debt securities, the indentures will provide that debt securities owned by Essex Portfolio, L.P. or any other obligor upon the notes or any of Essex Portfolio, L.P.’s affiliates or of the other obligor shall be disregarded.

Each indenture will contain provisions for convening meetings of the holders of the debt securities of each series issued under such indenture. A meeting will be permitted to be called at any time by the trustee under such indenture, and also, upon request, by us, Essex Property Trust, Inc. or the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the applicable indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of the relevant series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of the relevant series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of such series. Any resolution passed or decision taken at any meeting of holders of the debt securities of a series duly held in accordance with the indenture applicable to such series will be binding on all holders of the debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be holders holding or representing a majority in principal amount of the outstanding notes; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of the relevant series, holders holding or representing the specified percentage in principal amount of the outstanding debt securities will constitute a quorum.

Notwithstanding the foregoing provisions, any action to be taken at a meeting of holders of the debt securities of a particular series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture applicable to such series expressly provides may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the outstanding debt securities of such series may be taken at a meeting at which a quorum is present by the affirmative vote of holders of the specified percentage in principal amount of the outstanding debt securities of such series.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. Each indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged, as described in this section, from any and all obligations in respect of the debt securities of any series issued under such indenture.  Such discharge would exclude certain obligations, which may consist of obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series and to maintain paying agencies, certain provisions relating to the treatment of funds held by paying agents and provisions relating to reporting obligations, or which otherwise may be set forth in the applicable Prospectus Supplement. We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, foreign government obligations that will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments, or upon redemption of such debt securities, in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service, or IRS, a ruling or, since the date of execution of the indenture applicable to the relevant series, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. Each indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions, we will be released, as described below, from the obligation to comply with some of the covenants of such debt securities.  In the case of such covenant defeasance:

●
we may omit to comply with the covenant relating to preservation of corporate charter and statutory rights and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable Prospectus Supplement, and

●	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

●
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, foreign government obligations that will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments, or upon redemption of such debt securities, in accordance with the terms of the indenture and those debt securities, and

●
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. In such a case, we would remain liable for those payments.

Governing Law

Each indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

CERTAIN PROVISIONS OF MARYLAND LAW AND ESSEX’S CHARTER AND BYLAWS

The following is a summary of certain provisions of Maryland law and of our Charter and Bylaws. This description is not complete and is subject to, and qualified in its entirety by reference to, Maryland law and our Charter and Bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Our Board of Directors

Essex's Charter and Bylaws provide that its Board of Directors may establish the number of directors as long as the number is not fewer than the minimum required under the Maryland General Corporation Law.  Essex's Charter provides that a director may be removed, without cause (as defined in the Charter) only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors, and with cause, only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors.

Pursuant to Essex’s Charter and Bylaws, the Board of Directors is divided into three classes of directors, each class serving staggered three-year terms.  In Essex's proxy statement for its 2013 annual meeting, it is being proposed that the stockholders approve an amendment to the Charter to eliminate such classification of the Board of Directors; if approved, directors would be elected annually, commencing with the 2014 annual meeting.

Business Combinations

Maryland law prohibits “business combinations” between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in certain circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as:

●	any person who beneficially owns 10% or more of the voting power of our outstanding voting stock, or
●
an affiliate or associate of ours who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then-outstanding stock.

A person is not an interested stockholder if our Board of Directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our Board of Directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our Board of Directors.

After the five-year prohibition, any business combination between us and an interested stockholder or an affiliate of an interested stockholder generally must be recommended by our Board of Directors and approved by the affirmative vote of at least:

●	80% of the votes entitled to be cast by holders of our then-outstanding shares of voting stock, and
●
two-thirds of the votes entitled to be cast by holders of our voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.

The statute permits various exemptions from its provisions, including business combinations that are approved or exempted by the Board of Directors before the time that the interested stockholder becomes an interested stockholder.  As permitted by the statute, the Board of Directors of the Company irrevocably has elected to exempt any business combination by the Company, George M. Marcus, who is the chairman of the Company, and The Marcus & Millichap Company ("TMMC") or any entity owned or controlled by Mr. Marcus and TMMC.  Mr. Marcus is the chairman of TMMC.  Consequently, the five-year prohibition and supermajority vote requirements described above will not apply to any business combination between the Company, Mr. Marcus, or TMMC. As a result, the Company may in the future enter into business combinations with Mr. Marcus and TMMC, without compliance with the supermajority vote requirements and other provisions of the Maryland Business Combination Act.

Control Share Acquisitions

The Maryland General Corporation Law provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiring person, or by officers or by directors who are our employees, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

●	one-tenth or more but less than one-third,
●	one-third or more but less than a majority, or
●	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our Board of Directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. We can provide no assurance that our Board of Directors will not amend or eliminate such provision in the future. Should this happen, the control share acquisition statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and with at least three independent directors to elect to be subject to any or all of five provisions:

●	a classified board,
●	a two-thirds vote requirement to remove a director,
●	a requirement that the number of directors be fixed only by the vote of the directors,
●	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and
●	a majority requirement for the calling of a special meeting of stockholders.

A corporation can elect into this statute by provision in its Charter or Bylaws or by a resolution of its board of directors. Furthermore, a corporation can elect to be subject to the above provisions regardless of any contrary provisions in its Charter or Bylaws.

Advance Notice of Director Nominations and New Business

Our Bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our Board of Directors and the proposal of business to be considered by stockholders may be made only:

●	pursuant to our notice of the meeting,
●	by or at the direction of our Board of Directors, or
●
by a stockholder who is a stockholder of record both at the time of giving the stockholder’s notice required by our Bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our Bylaws.

Generally, under our Bylaws, a stockholder seeking to nominate a director or bring other business before our annual meeting of stockholders must deliver a notice to our secretary not later than the close of business on the 120th day nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the prior year’s annual meeting. For a stockholder seeking to nominate candidates for our Board of Directors, the notice must set forth specified information regarding the nominees. For a stockholder seeking to propose other business, the notice must include a description of the proposed business, the reasons for the proposal and other specified information.  In each case, the notice must also set forth specified information concerning the stockholder making the proposal and persons associated with the stockholder.

The Bylaws also set forth requirements for calling a special meeting of stockholders, generally to the effect that the Chairman of the Board, the President, the Chief Executive Officer or the Board of Directors may call a special meeting of the stockholders, and a special meeting of stockholders shall also be called by our secretary to act on any matter that may properly be submitted to a vote of stockholders upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.  Separate provisions of our Bylaws establish advance notice, informational and related requirements for stockholders seeking to make director nominations or other proposals at special meetings.

The foregoing is not intended as a detailed summary of these or related provisions of our Bylaws, and is qualified by reference to the Bylaws, a copy of which was included as Exhibit 3.1 to our Form 8-K filed September 22, 2008.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The provisions of our Charter on removal of directors and the advance notice provisions of the Bylaws could delay, defer or prevent a transaction or a change of control of our Company that might involve a premium price for the holders of our common stock or otherwise be in their best interest. Likewise, with respect to the business combination provisions of the Maryland General Corporation Law or if the provision in the Bylaws opting out of the control share acquisition provisions of the Maryland General Corporation Law were rescinded, these provisions of the Maryland General Corporation Law could have similar anti-takeover effects.

Further, certain provisions of Essex's Charter and Bylaws might discourage certain types of transactions that involve an actual or threatened change of control of Essex.  The ownership limit may delay or impede a transaction or a change in control of Essex that might involve a premium price for Essex’s capital stock or otherwise be in the best interest of the stockholders. See “Description of Capital Stock — Restrictions on Transfer.”  The issuance of preferred stock by the Board of Directors may also have the effect of delaying, deferring or preventing a change in control of Essex. See “Description of Preferred Stock – General.”

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF ESSEX PORTFOLIO, L.P.

The following is a summary of material provisions in the Operating Partnership's partnership agreement. For more detail, you should refer to the partnership agreement itself, a copy of which is filed with the SEC and which we incorporate by reference herein. See “Where You Can Find More Information.”

Management

The Operating Partnership is a California limited partnership that was formed on March 15, 1994. Essex is its sole general partner and substantially all of our business is conducted through the Operating Partnership. As the Operating Partnership's sole general partner, Essex is, subject to limited exceptions for which the limited partners must consent, solely responsible for the management of the Operating Partnership's day-to-day business and affairs. Essex can cause the Operating Partnership to enter into certain major transactions including acquisitions, dispositions and refinancings, subject to limited exceptions. The Operating Partnership's limited partners may not transact business for, or participate in the management activities or decisions of, the Operating Partnership, except as provided in the partnership agreement and as required by applicable law. The partnership agreement restricts Essex's ability to engage in certain "Major Decisions" - including terminating the partnership agreement, making a general assignment for the benefit of creditors, taking title to property not in the name of the Operating Partnership, instituting bankruptcy procedures on the Operating Partnership's behalf or dissolving the Operating Partnership - without the written consent of the holders of a majority of the limited partnership interests (unless, in the case of such a Major Decision other than taking title to property not in the Operating Partnership's name, the limited partners collectively own less than five percent of the Operating Partnership's partnership interests at the time of such Major Decision).

Essex is not liable under the partnership agreement to the Operating Partnership or to any partner for acts or omissions performed or omitted to be performed by it within the scope of authority conferred upon it by the partnership agreement, provided that Essex acted in good faith and was not guilty of fraud, misconduct, bad faith, or gross negligence.

The partnership agreement provides that substantially all of Essex's business activities, including activities pertaining to the acquisition, development and ownership of properties, must be conducted through the Operating Partnership, and that Essex will use its best efforts to cause the Operating Partnership to avoid taking any action that would result in Essex ceasing to satisfy the requirements for being classified as a REIT or would result in the imposition of any federal income or excise tax liability on Essex.

Transferability of Interests

Essex, as general partner, may not voluntarily withdraw from the Operating Partnership, or transfer or assign all or any portion of its interest in the Operating Partnership, without the consent of the holders of a majority of the limited partnership interests (unless the limited partners collectively own less than five percent of the Operating Partnership's partnership interests at the time of such withdrawal or transfer).

Subject to certain limitations and conditions set forth in the partnership agreement, each limited partner generally has the right to transfer all or any portion of its partnership interest to any person or entity. Certain classes of the Operating Partnership's partnership interests, such as its incentive partnership units, contain additional limitations on transfer, as set forth in the partnership agreement.

No transfer of partnership interests is permitted if such transfer would result in (i) such interests being traded on an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code; or (ii) the Operating Partnership being unable to qualify for at least one of the "safe harbors" set forth in Treasury Regulations Section 1.7704-1(e), (t), (g), (h) or U) (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as "readily tradable on a secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code). Further, no transfer of partnership interests is permitted (i) to any person or entity that lacks the legal right, power or capacity to own such interests; (ii) in violation of any mortgage or trust deed constituting a lien against one of the Operating Partnership's properties or in violation of any other instrument, document or agreement to which it is a party; (iii) in violation of applicable law, including, without limitation, any applicable state securities "blue sky" law; (iv) of any component portion of such interests; (v) in the event such transfer would cause Essex to cease to satisfy the requirements for being classified as a REIT; (vi) if such transfer would cause the Operating Partnership's termination for federal income tax purposes; (vii) if such transfer would, in the opinion of the Operating Partnership's counsel, cause it to cease to be classified as a partnership for federal income tax purposes; (viii) if such transfer would cause the Operating Partnership to become, with respect to any employee benefit plan subject to Title 1 of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(c) of the Code); (ix) if such transfer would, in the opinion of the Operating Partnership's counsel, cause any portion of the Operating Partnership's assets to constitute assets of any employee benefit plan pursuant to U.S. Department of Labor Regulations Section 2510.3-10 1; (x) if such transfer may not be effected without registration of such interest under the Securities Act; (xi) if such transfer would violate any provision of Essex' s articles of incorporation, as such may be amended from time to time; or (xii) to any of the Operating Partnership's lenders, or any person or entity related to any of its lenders whose loan constitutes a "nonrecourse liability" (within the meaning of Section 1.752-1(a)(2) of the Treasury Regulations) without the consent of Essex, in its sole and absolute discretion, unless the Operating Partnership's basis for tax purposes would not be reduced as a result of such transfer.

Capital Contributions

Essex contributed to the Operating Partnership all of the net proceeds of Essex's initial public offering as Essex's initial capital contribution. After Essex's initial public offering, we have contributed to the Operating Partnership, as additional capital contributions, the net proceeds from our subsequent issuances of common stock and preferred stock. As of December 31, 2012, Essex held 94.5% of the Operating Partnership's partnership interests, and the limited partners held the remaining 5.5% of the partnership interests.

Certain of the Operating Partnership's limited partners contributed to the Operating Partnership all of their right, title and interest in certain properties, assets and partnership interests in other partnerships as their initial capital contributions.

The partnership agreement provides that Essex, as general partner, subject to certain restrictions, may determine that the Operating Partnership's best interests require additional funds by issuance of additional partnership interests, which may include preferred limited partnership interests. The Operating Partnership is authorized to cause partnership interests to be issued for less than fair market value if Essex concludes in good faith that such issuance is in the best interest of the Operating Partnership. Essex may not issue additional partnership interests to itself unless (i) the additional partnership interests are issued in connection with an issuance of shares of Essex's capital stock and Essex makes a capital contribution to the Operating Partnership in an amount equal to the net proceeds raised in connection with the issuance of such shares; or (ii) the additional partnership interests are issued to all of the Operating Partnership's partners pro rata in accordance with their respective percentage interest in the Operating Partnership.

The partnership agreement provides that if Essex issues additional partnership interests, the percentage interests of the partners to whom such partnership interests are not issued will be decreased on a proportionate basis. Limited partners have no obligation to make additional capital contributions, unless such additional capital contributions are unanimously approved by the partners.

Under the partnership agreement, with certain limited exceptions, Essex is obligated to contribute the proceeds of any offering of its stock as additional capital to the Operating Partnership.

In the event that options to purchase stock of Essex are exercised, or shares of common stock are issued pursuant to any stock purchase plan, then (i) Essex will, on or about the last business day of the calendar year, contribute to the Operating Partnership's capital an amount equal to the total exercise price paid upon option exercises or the total purchase price of the common stock issued during such calendar year; (ii) Essex will be issued additional partnership interests equal to the number of shares of stock delivered to such exercising or purchasing party; (iii) Essex will be deemed to have made an additional capital contribution to the Operating Partnership, in an amount equal to the per share market price of such shares of stock, multiplied by the number of such shares of stock delivered; and (iv) the percentage interests of the other partners will be adjusted accordingly.

Amendments of the Partnership Agreement

The Operating Partnership's partnership agreement may generally be amended by (i) the written consent of Essex as general partner, and (ii) only if the limited partners collectively own at least five percent of the partnership interests then outstanding, the holders of a majority of the limited partnership interests. However, no amendment to the partnership agreement may be made without the consent of all of the affected limited partners if such amendment (i) provides for distributions to any limited partner in any manner other than proportionally with all limited partners based on their respective ownership interests in the Operating Partnership; (ii) decreases any limited partner's ownership interests in the Operating Partnership without proportionally decreasing all other limited partners' ownership interests; (iii) converts any limited partner's interest in the Operating Partnership into a general partner interest; (iv) adversely modifies the limited liability of any limited partner; or (v) adversely modifies the exchange rights set forth in Article XI of the partnership agreement.

Notwithstanding the above, Essex may amend the partnership agreement without the consent of any limited partner to:

•	add to Essex's obligations or surrender any right or power granted to Essex or any of its affiliates for the benefit of the limited partners;

•	reflect the admission, substitution, termination, or withdrawal of partners in accordance with the partnership agreement;

•	set forth the rights, powers and duties of the holders of any additional partnership interests issued by the Operating Partnership;

•
reflect any change that does not adversely affect the limited partners in any material respect, cure any ambiguity, correct or supplement any defective provision in the partnership agreement, or make other changes with respect to matters arising under the partnership agreement that are not inconsistent with any other provision of the partnership agreement;

•	reflect the relative distribution and allocation preferences and priorities among two or more classes of Essex' s preferred stock; and

•	satisfy any requirements, conditions, or guidelines of federal or state law.

Exchange Rights

Limited partners who were such on September 30,1997, as well as limited partners who acquired their limited partner interests with the rights specified in Article XI of the partnership agreement, have the right to convert a portion of their limited partner interests into shares of Essex's common stock and to sell the remainder (or any part thereof) of their limited partner interests to Essex (or its designee), at any time prior to the 30th anniversary of June 13, 1994, on the terms and subject to the conditions and restrictions contained in the partnership agreement. Subject to such terms, conditions and restrictions, common units of the Operating Partnership are generally exchangeable on a one-for- one basis into shares of Essex's common stock.

So long as any provision of federal law provides for the "step-up" in basis of an asset upon death, upon the death of a limited partner, all of such limited partner's partnership interests shall automatically convert as of the date of such death into shares of Essex common stock; provided that Essex, in its sole and absolute discretion, shall have the option, instead of issuing the common stock to the estate of the decedent limited partner, of paying to such estate an amount in cash equal to the value of the shares of common stock issuable upon conversion of the decedent limited partner's partnership interests, or any combination of cash and common stock equal to the value of the shares of common stock issuable upon conversion of the decedent limited partner's partnership interests.

Incentive Units

The partnership agreement permits the issuance of incentive units of limited partnership interests to executive management selected by the compensation committee of Essex, currently in the form of Series Z-1 incentive units. Upon certain triggering events, the Series Z-l incentive units will automatically convert into common units of limited partnership interests in the Operating Partnership. The incentive units' conversion ratio varies over time. The Series Z-1 incentive units are entitled to participate in regular quarterly distributions paid out by the Operating Partnership. These units receive a percentage, generally based on the current conversion ratio of the units, of such quarterly distributions. Additional information concerning the Series Z-1 incentive units is set forth in the most recent annual proxy statement of Essex.

Our Series Z-1 incentive units automatically convert into common units of the Operating Partnership if either (i) the conversion ratio reaches the maximum level of 100%, (ii) none of the participating executives remain employed, (iii) the Operating Partnership dissolves or is liquidated, or (iv) generally fifteen years after the date of issue of the specific unit. In certain change of control situations, the participating executives will also be given the option to convert their units at the then-effective conversion ratio. In addition, the Operating Partnership has the option to redeem Series Z-1 incentive units held by any executive whose employment has been terminated for any reason and are obliged to redeem any such units upon the death of any holder. In such event, the Operating Partnership has the option of redeeming the units for common units of the Operating Partnership or shares of the Essex common stock based on the then-effective conversion ratio. Holders of Z-l incentive units are also allowed to elect an early conversion once a year and such conversion is based on the conversion ratio as of January 1 of the year of election, as more fully set forth in the partnership agreement. Common units, issued upon conversion of incentive units, are in turn exchangeable on a one-for-one basis into shares of Essex common stock. Such shares may be subject to limitations as to when they can be sold or otherwise transferred.

Tax Matters

Essex is the Operating Partnership's tax matters partner. Essex has authority to make tax elections under the Code on the Operating Partnership's behalf.

Allocations or Net Income and Net Losses to Partners

The Operating Partnership's net income and net losses generally will be allocated to Essex, as the general partner, and to the limited partners in whatever manner is necessary to cause their respective capital accounts to be equal to the amount they would receive if the Operating Partnership sold all its assets for book value and liquidated.

Operations and Distributions

Essex, as general partner, will determine the amount of the Operating Partnership's net operating cash revenues as well as its net sales proceeds and net financing proceeds for distribution to the partners, which distribution will be made quarterly and will generally be pro rata in accordance with the partners' percentage interests. Distributions that the Operating Partnership make to Essex will be in amounts sufficient to enable Essex to pay dividends to its stockholders in a manner that will enable it to satisfy the requirements for qualifying as a real estate investment trust under the Code and the Treasury Regulations thereunder.

Liquidation/Dissolution

The Operating Partnership will dissolve upon the first to occur of: (i) the dissolution, termination, retirement or bankruptcy of Essex, unless the holders of a majority of the limited partnership interests elect to continue its existence; (ii) the election to dissolve the Operating Partnership made in writing by Essex with the consent of the holders of a majority of the limited partnership interests, in accordance with the terms of the partnership agreement; (iii) the sale or other disposition of all or substantially all of the Operating Partnership's assets unless the partners elect to continue its existence for the purpose of the receipt and the collection of indebtedness or the collection of any other consideration to be received in exchange for its assets in accordance with the terms of the partnership agreement; (iv) the Operating Partnership's dissolution by operation of law; or (v) December 31, 2054.

Upon the Operating Partnership's dissolution, its assets will be liquidated and distributed as follows: (i) first, to the payment and discharge of all of its debt and liabilities to creditors; (ii) second, to the establishment of reserves as provided by Essex to provide for any contingent liabilities (iii) third, to the payment of any debts to the Operating Partnership's partners and (iv) the balance, if any, to the partners in accordance with the positive balances in their capital accounts, after giving effect to all contributions, distributions and allocations for all periods.

Term

The Operating Partnership will continue in full force and effect until December 31, 2054, or until sooner dissolved in accordance with the partnership agreement's terms or as otherwise provided by law.

Indemnification

The partnership agreement requires the Operating Partnership to indemnify Essex, as general partner, its affiliates and any other persons acting on its behalf from and against any loss, damage, claim or liability incurred by them by reason of any acts or omissions performed or omitted to be performed by Essex in connection with its business and affairs, provided that such acts or omission are within the scope of the authority granted to Essex under the partnership agreement, and provided further, that such acts or omissions were taken in good faith and in the belief that such acts or omissions were in its best interests, and that the persons seeking indemnification were not guilty of fraud, misconduct, bad faith, or gross negligence.

The Operating Partnership must pay any costs reasonably incurred by any person entitled to indemnification under the partnership agreement in defending any proceeding against them, but such costs must be repaid to the Operating Partnership if a court determines that such person was not entitled to indemnification. Any indemnification payments must be made entirely out of the Operating Partnership's assets, and no partners will be liable for any portion of any such payments.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material federal income tax considerations relating to the qualification and taxation of Essex as a REIT which may be material to purchasers of its securities. This summary is based on current law, is for general information only and is not tax advice. The tax treatment of a holder of Essex’s debt or equity securities will vary depending upon the terms of the specific securities acquired by such holder, as well as the holder’s particular situation. Because this is a summary that is intended to address only the material federal income tax consequences generally relevant to purchasers of Essex’s securities, it may not contain all of the information that may be pertinent to you. This discussion does not attempt to address all aspects of U.S. federal income taxation relating to holders of Essex’s securities. Additional material federal income tax considerations relevant to holders of particular offerings of Essex’s debt or equity securities will be addressed in the applicable Prospectus Supplement for those securities. This discussion does not cover state or local tax laws or any U.S. federal tax laws other than income tax laws. You are urged to review the applicable Prospectus Supplement in connection with the purchase of any of Essex’s securities, and to consult your own tax advisor regarding the specific tax consequences to you of investing in Essex’s securities, of Essex’s election to be taxed as a REIT and regarding potential changes in the applicable tax laws.

General

Essex elected to be taxed as a REIT commencing with its taxable year ended December 31, 1994. Essex believes that it has operated in a manner that permits it to satisfy the requirements for taxation as a REIT under the applicable provisions of the Code. Qualification and taxation as a REIT depend upon Essex’s ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code discussed below. Although Essex intends to continue to operate to satisfy such requirements, no assurance can be given that the actual results of Essex’s operations for any particular taxable year will satisfy such requirements. See “Material Federal Income Tax Considerations — Failure to Qualify.”

The provisions of the Code, the U.S. Treasury regulations promulgated thereunder, and other U.S. federal income tax laws relating to qualification and operation as a REIT, are highly technical and complex. The following discussion sets forth the material aspects of the laws that govern the U.S. federal income tax treatment of a REIT. This summary is qualified in its entirety by the applicable Code provisions, rules and U.S. Treasury regulations thereunder, and administrative and judicial interpretations thereof. Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

Baker & McKenzie LLP has acted as Essex’s tax counsel in connection with the filing of this prospectus. In connection with this filing, Baker & McKenzie LLP will opine that Essex has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for each of Essex’s taxable years beginning with the taxable year ended December 31, 1994 through Essex’s taxable year ended December 31, 2012, and its organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT.  The opinion of Baker & McKenzie LLP will be based on various assumptions and representations made by Essex as to factual matters, including representations made by Essex in a factual certificate provided by one of Essex’s officers. Moreover, Essex’s qualification and taxation as a REIT depend upon its ability to meet the various qualification tests imposed under the Code and discussed below, relating to its actual annual operating results, asset diversification, distribution levels, and diversity of stock ownership, the results of which have not been and will not be reviewed by Baker & McKenzie LLP. Accordingly, neither Baker & McKenzie LLP nor Essex can assure you that the actual results of Essex’s operations for any particular taxable year will satisfy these requirements. See “Material Federal Income Tax Considerations — Failure to Qualify."

In brief, if certain detailed conditions imposed by the REIT provisions of the Code are satisfied, entities, such as Essex, that invest primarily in real estate and that otherwise would be treated for U.S. federal income tax purposes as corporations, generally are not taxed at the corporate level on their “REIT taxable income” that is distributed currently to stockholders. If Essex fails to qualify as a REIT in any year, however, it will be subject to U.S. federal income tax as if it were an ordinary corporation and its stockholders will be taxed in the same manner as stockholders of ordinary corporations. In that event, Essex could be subject to potentially significant tax liabilities, the amount of cash available for distribution to its stockholders could be reduced and Essex would not be obligated to make any distributions. Moreover, Essex could be disqualified from taxation as a REIT for four taxable years. See “Material Federal Income Tax Considerations — Failure to Qualify.”

Taxation of Essex

The following is a general summary of the Code provisions that govern the federal income tax treatment of a REIT and its stockholders.

In any year in which Essex qualifies as a REIT, it generally will not be subject to U.S. federal income tax on that portion of its net income that it distributes to stockholders. This treatment substantially eliminates the “double taxation” (at the corporate and stockholder levels) that generally results from an investment in a corporation. However, Essex will be subject to U.S. federal income tax as follows:

1            First, Essex will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gain. However, Essex can elect to “pass through” any of its taxes paid on its undistributed net capital gain income to its stockholders on a pro rata basis in which case, as explained further below, such taxes would be credited or refunded to the stockholder.

2.           Second, under certain circumstances, Essex may be subject to the “alternative minimum tax” on its items of tax preference.

3.           Third, if Essex has (a) net income from the sale or other disposition of “foreclosure property” (including foreign currency gain that is attributable to otherwise permitted income from foreclosure property) which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, Essex will be subject to tax at the highest corporate rate on such income. Foreclosure property generally is property acquired on foreclosure or otherwise on default on a loan secured by such real property or a lease of such property.

4.           Fourth, if Essex has net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, generally other than foreclosure property and property involuntarily converted, such income will be subject to a 100% penalty tax.

5.           Fifth, if Essex should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but nonetheless maintains its qualification as a REIT because certain other requirements have been met, Essex will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which Essex fails the 75% gross income test or the amount by which 95% of its gross income exceeds the amount of income qualifying under the 95% gross income test multiplied by (b) a fraction intended to reflect its profitability.

6.           Sixth, if Essex should fail to satisfy the asset test (as discussed below) but nonetheless maintains its qualification as a REIT because certain other requirements have been met, Essex may be subject to a tax that would be the greater of (a) $50,000; or (b) an amount determined by multiplying the highest rate of tax for corporations by the net income generated by the assets for the period beginning on the first date of the failure and ending on the day Essex disposes of the assets (or otherwise satisfies the requirements for maintaining REIT qualification).

7.           Seventh, if Essex should fail to satisfy one or more requirements for REIT qualification, other than the 95% and 75% gross income tests and other than the asset test, but nonetheless maintains its qualification as a REIT because certain other requirements have been met, Essex may be subject to a $50,000 penalty for each failure.

8.           Eighth, if Essex should fail to distribute during each calendar year at least the sum of (1) 85% of its ordinary income for such year, (2) 95% of its net capital gain income for such year, and (3) any undistributed taxable income from prior periods, Essex will be subject to a nondeductible 4% excise tax on the excess of such required distribution over the amounts distributed.

9.           Ninth, assuming Essex does not elect to instead be taxed at the time of the acquisition, if Essex acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in Essex’s hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, Essex would be subject to tax at the highest corporate rate if it disposes of such asset during the applicable recognition period (generally 10 years) beginning on the date that Essex acquired that asset, to the extent of such property’s “built-in gain” (the excess of the fair market value of such property at the time of Essex’s acquisition over the adjusted basis of such property at such time). This tax is referred to as the “Built-in Gains Tax.” The Built-in Gains Tax would not apply if the asset acquired in such manner was exchanged for a replacement property in a qualifying exchange under Code Section 1031. However, a sale of the replacement property within that same period would be subject to the Built-in Gains Tax.

10.           Tenth, Essex may be subject to a 100% excise tax if Essex’s dealings with its taxable REIT subsidiaries, defined below, are not at arm’s length.

11.           Finally, any earnings that Essex derives through a taxable REIT subsidiary will effectively be subject to a corporate-level tax.

Requirements for Qualification

The Code defines a REIT as a corporation, trust or association (1) which is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code; (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (5) the beneficial ownership of which is held by 100 or more persons; (6) not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals, as defined in the Code, at any time during the last half of each taxable year; (7) which meets certain other tests, described below, regarding the nature of its income and assets; (8) that elects to be a REIT, or has made such election for a previous year, and satisfies the applicable filing and administrative requirements to maintain qualification as a REIT; and (9) that adopts a calendar year accounting period. The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If Essex were to fail to satisfy condition (6) during a taxable year, that failure would not result in Essex’s disqualification as a REIT under the Code for such taxable year as long as (i) it satisfied the stockholder demand statement requirements described in the succeeding paragraph and (ii) it did not know, or exercising reasonable diligence would not have known, whether it had failed condition (6).

Essex believes that it has issued sufficient stock with sufficient diversity of ownership to satisfy conditions (5) and (6) above. Essex may redeem, at its option, a sufficient number of shares or restrict the transfer thereof to bring or maintain the ownership of the shares in conformity with the requirements of the Code. In order to ensure compliance with the ownership tests described above, Essex also has certain restrictions on the transfer of its stock to prevent further concentration of stock ownership. Essex’s Charter restricts the transfer of its shares in order to assist in satisfying the share ownership requirements.

Moreover, to evidence compliance with these requirements, Essex must maintain records which disclose the actual ownership of its outstanding stock. In fulfilling Essex’s obligations to maintain records, it must and will demand written statements each year from the record holders of designated percentages of Essex stock which disclose the actual owners of such stock. A list of those persons failing or refusing to comply with such demand must be maintained as part of Essex’s records. A stockholder failing or refusing to comply with Essex’s written demand must submit with his federal income tax returns a similar statement disclosing the actual ownership of Essex’s stock and certain other information. Although Essex intends to satisfy the stockholder demand letter rules described in this paragraph, Essex’s failure to satisfy these requirements will not result in its disqualification as a REIT, but may result in the imposition by the Internal Revenue Service of penalties.

Essex currently has several direct corporate subsidiaries and may have additional corporate subsidiaries in the future. Certain of these corporate subsidiaries will be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as a qualified REIT subsidiary of Essex if Essex owns 100% of its outstanding stock and Essex and such subsidiary do not jointly elect to treat it as a “taxable REIT subsidiary,” as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code (including all REIT qualification tests). Thus, in applying the requirements described in this prospectus, the subsidiaries in which Essex owns a 100% interest (other than taxable REIT subsidiaries) will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as the assets, liabilities and items of income, deduction and credit of Essex. A qualified REIT subsidiary is not subject to U.S. federal income tax and Essex’s ownership of the stock of such a subsidiary will not violate the REIT asset tests, described below under “Material Federal Income Tax Considerations — Asset Tests.”

A REIT may also hold any direct or indirect interest in a corporation that qualifies as a taxable REIT subsidiary, as long as the REIT’s aggregate holdings of taxable REIT subsidiary securities do not exceed 25% of the value of the REIT’s total assets.  A taxable REIT subsidiary is a fully taxable corporation that generally is permitted to engage in businesses, own assets, and earn income that, if engaged in, owned, or earned by the REIT, might jeopardize REIT status or result in the imposition of penalty taxes on the REIT. To qualify as a taxable REIT subsidiary, the subsidiary and the REIT must make a joint election to treat the subsidiary as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation (other than a REIT or a qualified REIT subsidiary) in which a taxable REIT subsidiary directly or indirectly owns more than 35% of the total voting power or value. See “Material Federal Income Tax Considerations — Asset Tests,” below. A taxable REIT subsidiary will pay tax at regular corporate income rates on any taxable income it earns. Moreover, the Code contains rules, including rules requiring the imposition of taxes on a REIT at the rate of 100% on certain reallocated income and expenses, to ensure that contractual arrangements between a taxable REIT subsidiary and its parent REIT are at arm’s length.

In the case of a REIT that is a partner in a partnership, U.S. Treasury regulations provide that the REIT will be deemed to own its proportionate share, generally based on its pro rata share of capital interest in the partnership, of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the REIT for purposes of the gross income tests and the asset tests, described below. Thus, Essex’s proportionate share of the assets, liabilities and items of income of its Operating Partnership will be treated as Essex’s assets, liabilities and items of income for purposes of applying the requirements described below. See “Material Federal Income Tax Considerations — Investments in Partnerships.”

Asset Tests

At the close of each quarter of Essex’s taxable year, Essex generally must satisfy three tests relating to the nature of its assets. First, at least 75% of the value of Essex’s total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items and government securities (as well as certain temporary investments in stock or debt instruments purchased with the proceeds of new capital raised by Essex).  “Cash” includes foreign currency if Essex or any “qualified business unit” uses such foreign currency as its functional currency, but only to the extent such foreign currency is held for use in the normal course of the activities of Essex or the “qualified business unit” giving rise to income in the numerator for the 75% income test or the 95% income test (discussed below), or directly related to acquiring or holding assets qualifying for the numerator in the 75% assets test, and is not held in connection with a trade or business of trading or dealing in certain securities.  Second, although the remaining 25% of Essex’s assets generally may be invested without restriction, securities in this class generally may not exceed either (1) 5% of the value of its total assets as to any one issuer (the “5% asset test”), (2) 10% of the outstanding voting securities of any one issuer (the “10% voting securities test”), or (3) 10% of the value of the outstanding securities of any one issuer (the “10% value test”; and collectively with the 10% voting securities test, the “10% asset tests”).  Third, not more than 25% of the total value of Essex’s assets can be represented by securities of one or more taxable REIT subsidiaries.  Securities for purposes of the above 5% and 10% asset tests may include debt securities, including debt issued by a partnership.

Debt of an issuer will not count as a security for purposes of the 10% value test if the security qualifies for any of a number of applicable exceptions, for example, as “straight debt,” as specially defined for this purpose to include certain debt issued by partnerships, and to include certain other debt that is not considered to be abusive and that presents minimal opportunity to share in the business profits of the issuer. Solely for purposes of the 10% value test, a REIT’s interest in the assets of a partnership will be based upon the REIT’s proportionate interest in any securities issued by the partnership (including, for this purpose, the REIT’s interest as a partner in the partnership and any debt securities issued by the partnership, but excluding any securities qualifying for the “straight debt” or other exceptions described above), the value of any debt instrument is the adjusted issue price.

Essex and a corporation in which it owns stock may make a joint election for such corporation to be treated as a “taxable REIT subsidiary.” A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. The securities of a taxable REIT subsidiary are not subject to the 5% asset test and the 10% asset tests (collectively, the “asset tests”). Instead, as discussed above, a separate asset test applies to taxable REIT subsidiaries. The rules regarding taxable REIT subsidiaries contain provisions generally intended to insure that transactions between a REIT and its taxable REIT subsidiary occur “at arm’s length” and on commercially reasonable terms. These requirements include a provision that prevents a taxable REIT subsidiary from deducting interest on direct or indirect indebtedness to its parent REIT if, under a specified series of tests, the taxable REIT subsidiary is considered to have an excessive interest expense level or debt-to-equity ratio. In addition, a 100% penalty tax can be imposed on the REIT if its loans, or rental, service or other agreements with its taxable REIT subsidiaries are determined not to be on arm’s length terms. No assurances can be given that Essex’s loans to or rental, service or other agreements, with its taxable REIT subsidiaries will be on arm’s length terms. A taxable REIT subsidiary is subject to a corporate level tax on its net taxable income, as a result of which Essex’s earnings derived through a taxable REIT subsidiary are effectively subject to a corporate level tax notwithstanding Essex’s status as a REIT. To the extent that a taxable REIT subsidiary pays dividends to Essex in a particular calendar year, Essex may designate a corresponding portion of the dividends that it pays to its stockholders during that year as “qualified dividend income” eligible to be taxed at reduced rates to noncorporate recipients. See “Material Federal Income Tax Considerations — Taxation of Taxable U.S. Holders.”

Essex has made elections to treat several of its corporate subsidiaries as taxable REIT subsidiaries. Essex believes that the value of the securities that it holds in its taxable REIT subsidiaries does not, and will not, represent more than 25% of its total assets, and that all transactions between Essex and its taxable REIT subsidiaries are conducted on arm’s length terms.  In addition, Essex believes that the amount of its assets that are not qualifying assets for purposes of the 75% asset test will continue to represent less than 25% of its total assets and will satisfy the asset tests.

Essex believes that substantially all of its assets consist of, and will continue to consist of, (1) real properties, (2) stock or debt investments that earn qualified temporary investment income, (3) other qualified real estate assets, and (4) cash, cash items and government securities. Essex may also invest in securities of other entities, provided that such investments will not prevent it from satisfying the asset and income tests for REIT qualification set forth above.

If Essex fails to satisfy the 5% asset test and/or the 10% asset tests for a particular quarter, it will not lose its REIT status if the failure is cured within 30 days of the quarter end in which the failure occurred, or the failure is due to the ownership of assets the total value of which does not exceed a specified de minimis threshold, provided that Essex comes into compliance with the asset tests within six months after the last day of the quarter in which Essex identifies the failure. Other failures to satisfy the asset tests generally will not result in a loss of REIT status if (1) following Essex’s identification of the failure, Essex files a schedule with the Internal Revenue Service describing each asset that caused the failure; (2) the failure was due to reasonable cause and not to willful neglect; (3) Essex comes into compliance with the asset tests within six months after the last day of the quarter in which the failure was identified; and (4) Essex pays an excise tax equal to the greater of $50,000 or an amount determined by multiplying the highest corporate tax rate by the net income generated by the prohibited assets for the period beginning on the first date of the failure and ending on the date Essex comes into compliance with the asset tests. Additionally, if Essex meets the asset tests at the close of any quarter, it will not lose its qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in the foreign currency exchange rate used by Essex to value a foreign asset.

Gross Income Tests

Essex must satisfy two separate percentage tests relating to the sources of its gross income for each taxable year. For purposes of these tests, where Essex invests in a partnership, Essex will be treated as receiving its pro rata share based on its capital interest in the partnership of the gross income and loss of the partnership, and the gross income of the partnership will retain the same character in Essex’s hands as it has in the hands of the partnership. See “Material Federal Income Tax Considerations — Investments in Partnerships.”

The 75% Income Test

At least 75% of Essex’s gross income for a taxable year must be “qualifying income.” Qualifying income generally includes (1) rents from real property (except as modified below); (2) interest on obligations secured by mortgages on, or interests in, real property; (3) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of Essex’s trade or business (“dealer property”); (4) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares; (5) abatements and refunds of real property taxes; (6) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage secured by such property (“foreclosure property”); (7) commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property; and (8) income from temporary investments in stock or debt instruments purchased with the proceeds of new capital raised by Essex. A REIT that owns foreign real estate or other foreign assets may have foreign currency exchange gain. Two categories of foreign currency gain are excluded from the computation of qualifying income for purposes of the 75% income test and the 95% income test (described below):  real estate foreign exchange gain and passive foreign exchange gain.

Real estate foreign exchange gain is foreign currency gain which is attributable to (1) any item of income qualifying for the numerator for the 75% income test; (2) the acquisition or ownership of obligations secured by mortgages on real property or interests in real property; or (3) becoming or being the obligor under obligations secured by mortgages on real property or interests in real property. Real estate foreign exchange gain also includes certain foreign currency gains attributable to certain “qualified business units” of a REIT. Real estate exchange gain is excluded from gross income for purposes of the 75% income test.

Passive foreign exchange gain includes all real estate foreign exchange gain, and in addition includes foreign currency gain which is attributable to (1) any item of income or gain included in the numerator for the 95% income test; (2) the acquisition or ownership of obligations; (3) becoming the obligor under obligations; and (4) any other foreign currency gain to be determined by the Internal Revenue Service. Passive foreign exchange gain is included in gross income and treated as non-qualifying income to the extent it is not real estate foreign exchange gain, for purposes of the 75% income test.

Notwithstanding the above, however, and except in the case of certain income excluded under the hedging rules, foreign currency exchange gain derived from engaging in dealing, or substantial and regular trading, in certain securities, constitutes gross income that does not qualify under the 75% income test.

Rents received from a tenant will not qualify as rents from real property in satisfying the 75% income test (or the 95% income test) if Essex, or an owner of 10% or more of Essex’s equity securities, directly or constructively owns (1) in the case of any tenant that is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant or (2) in the case of any tenant that is not a corporation, an interest of 10% or more in the assets or net profits of such tenant (such tenants that are described under (1) or (2) being a “related party tenant”), unless the related party tenant is a taxable REIT subsidiary and certain other requirements are satisfied. In addition, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued generally will not qualify as rents from real property (or as interest income) for purposes of the 75% income test and 95% income test if it is based in whole or in part on the income or profits of any person. Rent or interest will not be disqualified, however, solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property, Essex generally must not operate or manage the property or furnish or render certain services to tenants, other than through an “independent contractor” who is adequately compensated and from whom Essex derives no revenue or through a taxable REIT subsidiary. The independent contractor and taxable REIT subsidiary requirements, however, do not apply to the extent that the services provided by Essex are “usually or customarily rendered” in connection with the rental of space for occupancy only, and are not otherwise considered “rendered to the occupant.” For both the related party tenant rules and determining whether an entity qualifies as an independent contractor of a REIT, certain attribution rules of the Code apply, pursuant to which ownership interests in certain entities held by one entity are deemed held by certain other related entities.

In general, if a REIT provides impermissible services (i.e., services furnished by a REIT to tenants of real or personal property, or services consisting of the management or operation of real or personal property) to its tenants, all of the rent from that property will be disqualified from satisfying the 75% income test and the 95% income test. However, rents will not be disqualified if a REIT provides de minimis impermissible services. For this purpose, services provided to tenants of a property are considered de minimis where income derived from the services rendered equals 1% or less of all income derived from the property (as determined on a property-by-property basis). For purposes of the 1% threshold, the amount treated as received for any service shall not be less than 150% of the direct cost incurred by the REIT in furnishing or rendering the service.

Essex does not receive any rent that is based on the income or profits of any person. In addition, Essex does not own, directly or indirectly, 10% or more of any tenant (other than, perhaps, a tenant that is a taxable REIT subsidiary where other requirements are satisfied). Furthermore, Essex believes that any personal property rented in connection with Essex’s apartment facilities is well within the 15% restriction. Finally, Essex does not believe that it provides services, other than within the 1% de minimis exception described above, to its tenants that are not customarily furnished or rendered in connection with the rental of property, other than through an independent contractor or a taxable REIT subsidiary. Essex does not intend to rent to any related party, to base any rent on the income or profits of any person (other than rents that are based on a fixed percentage or percentages of receipts or sales), or to charge rents that would otherwise not qualify as rents from real property.

The 95% Income Test

In addition to deriving 75% of its gross income from the sources listed above, at least 95% of Essex’s gross income for a taxable year must be derived from the above-described qualifying income, or from dividends, interest or gains from the sale or disposition of stock or other securities that are not dealer property. Dividends from a corporation (including a taxable REIT subsidiary) and interest on any obligation not collateralized by an interest on real property are included for purposes of the 95% income test, but not (except with respect to dividends from a REIT) for purposes of the 75% income test. For purposes of determining whether Essex complies with the 75% and 95% income tests, gross income does not include income from “prohibited transactions” (discussed below).  Both real estate foreign exchange gain and passive foreign exchange gain (described above) are excluded from the computation of qualifying income for purposes of the 95% income test. Notwithstanding the above, however, and except in the case of certain income excluded under the hedging rules, foreign currency exchange gain derived from engaging in dealing, or substantial and regular trading, in certain securities, constitutes gross income that does not qualify under the 95% income test.

From time to time, Essex may enter into hedging transactions with respect to one or more of its assets or liabilities. Essex’s hedging activities may include entering into interest rate or other swaps, caps and floors, or options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” (described below) is excluded from gross income for purposes of both the 95% income test and the 75% income test. A “hedging transaction” means any transaction entered into in the normal course of Essex’s trade or business primarily to manage the risk of interest rate, price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets. Essex will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. To the extent that Essex enters into other types of hedging transactions, the income from such transactions may be treated as non-qualifying income for purposes of both the 75% income test and the 95% income test. Essex intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT.

Essex’s investment in apartment communities generally gives rise to rental income that is qualifying income for purposes of the 75% and 95% gross income tests. Gains on sales of apartment communities, other than from prohibited transactions, as described below, or of Essex’s interest in a partnership, generally will be qualifying income for purposes of the 75% and 95% gross income tests. Essex anticipates that income on its other investments will not cause it to fail the 75% or 95% gross income test for any year.

Even if Essex fails to satisfy one or both of the 75% or 95% income tests for any taxable year, it may still qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if Essex’s failure to comply was due to reasonable cause and not to willful neglect, and Essex timely complies with requirements for reporting each item of its income to the Internal Revenue Service. It is not possible, however, to state whether in all circumstances Essex would be entitled to the benefit of these relief provisions. Even if these relief provisions applied, a 100% penalty tax would be imposed on the amount by which Essex failed the 75% gross income test or the amount by which 95% of Essex’s gross income exceeds the amount of income qualifying under the 95% gross income test (whichever amount is greater), multiplied by a fraction intended to reflect Essex’s profitability.

Subject to certain safe harbor exceptions, any gain realized by Essex on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income may also have an adverse effect upon Essex’s ability to qualify as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction.

Annual Distribution Requirements

To qualify as a REIT, Essex is required to distribute dividends (other than capital gain dividends) to its stockholders each year in an amount equal to at least (A) the sum of (i) 90% of Essex’s REIT taxable income (computed without regard to the dividends paid deduction and Essex’s net capital gain) and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income over 5% of Essex’s REIT taxable income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Essex timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to stockholders in the year in which paid, even though the distributions relate to Essex’s prior taxable year for purposes of the 90% distribution requirement.

To the extent that Essex does not distribute all of its net capital gain, or to the extent that it has undistributed REIT taxable income, Essex will be subject to tax on the undistributed amounts at regular corporate tax rates, as the case may be. However, Essex can elect to “pass through” any of the taxes paid on Essex’s undistributed net capital gain income to its stockholders on a pro rata basis.  Furthermore, if Essex should fail to distribute during each calendar year at least the sum of (1) 85% of its ordinary income for such year, (2) 95% of its net capital gain income for such year, and (3) any undistributed taxable income from prior periods, Essex would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of the amounts actually distributed and the amount of any net capital gains with respect to which Essex elected to retain and pay tax. For these and other purposes, dividends declared by Essex in October, November or December of one taxable year and payable to a stockholder of record on a specific date in any such month shall be treated as both paid by Essex and received by the stockholder during such taxable year, provided that the dividend is actually paid by Essex by January 31 of the following taxable year.

If Essex fails to meet the distribution requirements as a result of an adjustment to its tax return by the Internal Revenue Service or Essex determines that it understated its income on a filed return, Essex may retroactively cure the failure by paying a “deficiency dividend” (plus applicable penalties and interest) within a specified period.

Essex believes that it has made timely distributions sufficient to satisfy the annual distribution requirements. It is possible that in the future Essex may not have sufficient cash or other liquid assets to meet the distribution requirements, due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing Essex’s REIT taxable income on the other hand. Further, as described below, it is possible that, from time to time, Essex may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds Essex’s allocable share of cash attributable to that sale. To avoid any problem with the distribution requirements, Essex will closely monitor the relationship between its REIT taxable income and cash flow and, if necessary, will borrow funds or issue preferred or common stock to satisfy the distribution requirement. Essex may be required to borrow funds at times when market conditions are not favorable.

Prohibited Transaction Rules

A REIT will incur a 100% penalty tax on the net income derived from a sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business (a “prohibited transaction”). Under a safe harbor provision in the Code, however, income from certain sales of real property held by the REIT for at least two years at the time of the disposition will not be treated as income from a prohibited transaction if certain other requirements are also satisfied. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset.  Foreign currency gain or loss that is attributable to any prohibited transaction is taken into account in determining the amount of prohibited transactions net income subject to the 100% prohibited transactions tax. Although Essex will attempt to ensure that none of its sales of property will constitute a prohibited transaction, it cannot assure you that none of such sales will be so treated.

Failure to Qualify

If Essex fails to satisfy one or more requirements for REIT qualification, other than the gross income tests and asset tests, Essex may retain its REIT qualification if the failures are due to reasonable cause and not willful neglect, and if it pays a penalty of $50,000 for each such failure.

If Essex fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, Essex will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which Essex fails to qualify will not be deductible by Essex, nor will they be required to be made. In such event, to the extent of Essex’s current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction and noncorporate distributees may be eligible to treat the dividends as “qualified dividend income” taxable at long-term capital gain rates. See “Material Federal Income Tax Considerations — Taxation of Taxable U.S. Holders.” Unless entitled to relief under specific statutory provisions, Essex will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether Essex would be entitled to such statutory relief.

Investments in Partnerships

General; Classification

Essex holds a direct ownership interest in the Operating Partnership. In general, partnerships are “pass-through” entities which are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. The allocation of partnership income or loss must comply with rules for allocating partnership income or loss under Section 704(b) of the Code and the U.S. Treasury regulations thereunder. The Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the U.S. Treasury regulations thereunder. Essex includes its allocable share of items of partnership income, gain, loss deduction and credit in the computation of its REIT taxable income. Moreover, Essex includes its proportionate share, based on its capital interest in a partnership, of the foregoing partnership items for purposes of the various REIT income tests. See “Material Federal Income Tax Considerations — Taxation of Essex” and “ — Gross Income Tests,” above. Any resultant increase in Essex’s REIT taxable income increases its distribution requirements, but is not subject to U.S. federal income tax in Essex’s hands provided that such income is distributed to its stockholders. See “Material Federal Income Tax Considerations — Annual Distribution Requirements.” In addition, for purposes of the REIT asset tests, Essex includes its proportionate share, generally based on its capital interest in a partnership, of the assets held by the partnership.  See “Material Federal Income Tax Considerations — Asset Tests,” above.

An organization with at least two owners or members will be classified as a partnership, rather than a corporation, for U.S. federal income tax purposes if (i) it is treated as a partnership under the Treasury regulations relating to entity classification (the “check-the-box regulations”); and (ii) it is not a “publicly traded partnership.” Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it generally will be treated as a partnership for U.S. federal income tax purposes. A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof). A publicly traded partnership is generally treated as a corporation for federal income tax purposes, but will not be so treated if at least 90% of the partnership’s gross income consisted of specified passive income, including real property rents (which includes rents that would be qualifying income for purposes of the 75% income test, with certain modifications that make it easier for the rents to qualify for the 90% passive income exception), gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”).

Additionally, the Treasury regulations provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. For the determination of the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in the partnership only if (i) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (ii) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation.

It is expected that the Operating Partnership will qualify for the private placement exclusion. Accordingly, it is expected that the Operating Partnership will not be treated as a publicly traded partnership and taxed as a corporation. The Operating Partnership has not requested, nor does it intend to request, however, a ruling from the Internal Revenue Service that it will be treated as a partnership for U.S. federal income tax purposes.

Tax Allocations with Respect to the Properties

Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership (such as some of Essex’s properties), must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss generally is equal to the difference between the fair market value of contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership has property subject to book-tax differences. Consequently, the partnership agreement of the Operating Partnership requires such allocations to be made in a manner consistent with Section 704(c) of the Code.

In general, the partners who contributed appreciated assets to the Operating Partnership will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by the Operating Partnership of the contributed assets (including some of Essex’s properties). This will tend to eliminate the book-tax difference over time. However, the special allocation rules under Section 704(c) of the Code do not always entirely rectify the book-tax difference on an annual basis or with respect to a specific taxable transaction, such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Operating Partnership can be expected to cause Essex to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of such contributed assets, in excess of the economic or book income allocated to Essex as a result of such sale. This may cause Essex to recognize taxable income in excess of cash proceeds, which might adversely affect its ability to comply with the REIT distribution requirements. See “Material Federal Income Tax Considerations — Annual Distribution Requirements.”

Sale of Properties

Essex’s share of any gain realized by the Operating Partnership or any other pass-through subsidiary on the sale of any property held as inventory or “primarily for sale to customers in the ordinary course of business” will be treated as income from a prohibited transaction that is subject to a 100% excise tax.  See “Material Federal Income Tax Considerations — Prohibited Transaction Rules.”   Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends upon all of the facts and circumstances of the particular transaction.

Investment in Essex’s Stock

The following summary describes certain U.S. federal income tax consequences relating to the purchase, ownership and disposition of Essex’s stock as of the date hereof. Except where noted, this summary deals only with stock held as a capital asset and does not deal with special situations, such as those persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar, persons liable for the alternative minimum tax, dealers in securities or currencies, tax-exempt organizations, individual retirement accounts and other tax deferred accounts, financial institutions, life insurance companies, or persons holding Essex’s stock as a part of a hedging or conversion transaction or a straddle. Furthermore, the discussion below is based upon the current U.S. federal income tax laws and interpretations thereof as of the date hereof. Such authorities may be repealed, revoked, or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below. In addition, except as otherwise indicated, the following summary does not consider the effect of any applicable foreign, state, local, or other tax laws or estate or gift tax considerations.

If an entity treated as a partnership for U.S. federal income tax purposes holds Essex’s stock, the tax treatment of a partner in that partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Essex’s stock, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of Essex’s stock.

U.S. Holders

As used herein, a “U.S. Holder” of Essex’s stock means a holder that for U.S. federal income tax purposes is (i) a citizen or resident of the United States; (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States or any political subdivision thereof; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) it has a valid election in place to be treated as a U.S. person or otherwise is treated as a U.S. person.

Taxation of Taxable U.S. Holders

Distributions. As long as Essex qualifies as a REIT, distributions made to its taxable U.S. Holders out of current or accumulated earnings and profits (and not designated as capital gain dividends or “qualified dividend income”) will be taken into account by them as ordinary income, and U.S. Holders that are corporations will not be entitled to a dividends received deduction. “Qualified dividend income” generally includes dividends received from ordinary U.S. corporations and from certain qualified foreign corporations, provided that certain stock holding period requirements are met.  “Qualified dividend income” of noncorporate taxpayers is taxed at the same rate (i.e., at a maximum rate of 20%) as long-term capital gain.

Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates (the current maximum rate is 20%).  As a result, Essex’s ordinary REIT dividends will continue to be taxed at the ordinary income tax rate, which is as high as 39.6%.  Dividends received by a noncorporate stockholder could be treated as “qualified dividend income,” however, to the extent that Essex has received dividend income from taxable corporations (such as a taxable REIT subsidiary) and to the extent such dividends are attributable to income that is subject to tax at the REIT level (for example, if Essex distributed less than 100% of its taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold Essex’s stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which Essex’s stock becomes ex-dividend.

To the extent that Essex makes distributions in excess of its current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to the U.S. Holder, reducing the tax basis of such U.S. Holder’s stock by the amount of such distribution (but not below zero), with distributions in excess of the U.S. Holder’s tax basis treated as proceeds from a sale of Essex’s stock, the tax treatment of which is described below. Distributions will generally be taxable, if at all, in the year of the distribution. However, any dividend declared by Essex in October, November or December of any year and payable to a U.S. Holder who held Essex’s stock on a specified record date in any such month shall be treated as both paid by Essex and received by the U.S. Holder on December 31 of such year, provided that the dividend is actually paid by Essex during January of the following calendar year.

In general, distributions which are designated by Essex as capital gain dividends will be taxable to U.S. Holders as gain from the sale of assets held for greater than one year, or “long-term capital gain.” That treatment will apply regardless of the period for which a U.S. Holder has held the stock upon which the capital gain dividend is paid. However, corporate U.S. Holders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Noncorporate taxpayers are generally taxable at a current maximum tax rate of 20% for long-term capital gain attributable to sales or exchanges.  A portion of any capital gain dividends received by noncorporate taxpayers might be subject to tax at a 25% rate to the extent attributable to gains realized on the sale of real property that correspond to Essex’s “unrecaptured Section 1250 gain.”

Essex may elect to retain, rather than distribute as a capital gain dividend, its net long-term capital gains. In such event, Essex would pay tax on such retained net long-term capital gains. In addition, to the extent designated by Essex, a U.S. Holder generally would (1) include his proportionate share of such undistributed long-term capital gains in computing his long-term capital gains for his taxable year in which the last day of Essex’s taxable year falls (subject to certain limitations as to the amount so includable), (2) be deemed to have paid the capital gains tax imposed on Essex on the designated amounts included in such U.S. Holder’s long-term capital gains, (3) receive a credit or refund for such amount of tax deemed paid by the U.S. Holder, (4) increase the adjusted basis of his stock by the difference between the amount of such includable gains and the tax deemed to have been paid by him, and (5) in the case of a U.S. Holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with U.S. Treasury regulations (which have not yet been issued).

Distributions made by Essex and gain arising from the sale or exchange by a U.S. Holder of stock will not be treated as passive activity income, and as a result, U.S. Holders generally will not be able to apply any “passive losses” against this income or gain. U.S. Holders may not include in their individual income tax returns any of Essex’s net operating losses or capital losses.

Disposition of Stock. Upon any taxable sale or other disposition of Essex’s stock, a U.S. Holder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (1) the amount of cash and the fair market value of any property received on the sale or other disposition except with respect to amounts attributable to accrued but unpaid dividends and (2) the U.S. Holder’s adjusted basis in the stock for tax purposes.

This gain or loss will be a capital gain or loss, and will be long-term capital gain or loss, respectively, if Essex’s stock has been held for more than one year at the time of the disposition. Noncorporate U.S. Holders are generally taxable at a current maximum rate of 20% on long-term capital gain.  The Internal Revenue Service has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% to a portion of capital gain realized by a noncorporate U.S. Holder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.” U.S. Holders are urged to consult with their own tax advisors with respect to their capital gain tax liability. A corporate U.S. Holder will be subject to tax at a maximum rate of 35% on capital gain from the sale of Essex’s stock regardless of its holding period for the stock.

In general, any loss upon a sale or exchange of Essex’s stock by a U.S. Holder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions (actually made or deemed made in accordance with the discussion above) from Essex required to be treated by such U.S. Holder as long-term capital gain.

Dividend Reinvestment Program. Stockholders participating in Essex’s dividend reinvestment program are treated as having received the gross amount of any cash distributions which would have been paid by Essex to such stockholders had they not elected to participate in the program. These distributions will retain the character and tax effect applicable to distributions from Essex generally. Participants in the dividend reinvestment program are subject to U.S. federal income and withholding tax on the amount of the deemed distributions to the extent that such distributions represent dividends or gains, even though they receive no cash. Shares of Essex’s stock received under the program will have a holding period beginning with the day after purchase, and a tax basis equal to their cost (which is the gross amount of the distribution).

Information Reporting and Backup Withholding. Payments of dividends on Essex’s stock and proceeds received upon the sale, redemption or other disposition of Essex’s stock may be subject to information reporting and backup withholding. Payments to certain U.S. Holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. Payments to a non-corporate U.S. Holder generally will be subject to information reporting. Such payments also generally will be subject to backup withholding if such holder (i) fails to furnish its taxpayer identification number, which for an individual is ordinarily his or her social security number; (ii) furnishes an incorrect taxpayer identification number; (iii) is notified by the Internal Revenue Service that it has failed to properly report payments of interest or dividends; or (iv) fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and that the Internal Revenue Service has not notified the U.S. Holder that it is subject to backup withholding.

A U.S. Holder that does not provide Essex with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the U.S. Holder’s U.S. federal income tax liability, if any, and otherwise will be refundable, provided that the requisite procedures are followed.

Medicare Tax. The Patient Protection and Affordable Care Act of 2010, which was signed into law by the President on March 23, 2010, generally imposes on certain individuals, trusts and estates a tax of 3.8% on the lesser of (i) “net investment income”, or (ii) the excess of modified adjusted gross income over a threshold amount for taxable years beginning after December 31, 2012.  Net investment income generally includes dividends, and net gains from the disposition of stock, unless such income or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities).  Certain U.S. Holders that are individuals, trusts or estates are therefore subject to the 3.8% Medicare tax with respect to dividends on, and capital gains from the sale or other disposition of, Essex’s stock.  U.S. Holders are encouraged to consult with their tax advisors regarding the possible implications of this tax on their ownership and disposition of Essex common stock in light of such holders’ individual circumstances.

Passive Activity Losses and Investment Interest Limitations.  Distributions made by Essex and gain arising from the sale or exchange by a U.S. Holder of Essex’s stock will not be treated as passive activity income.  As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to Essex’s stock. Distributions made by Essex, to the extent they do not constitute return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

U.S. Holders should consult their independent tax advisors regarding the tax consequences to them of an investment in Essex in light of their particular circumstances.

Taxation of Tax-Exempt U.S. Holders

Based upon a published ruling by the Internal Revenue Service, a distribution by Essex to, and gain upon a disposition of Essex’s stock by, a U.S. Holder that is a tax-exempt entity will not constitute “unrelated business taxable income” (“UBTI”) provided that the tax-exempt entity has not financed the acquisition of its stock with “acquisition indebtedness” within the meaning of the Code and the stock is not otherwise used in an unrelated trade or business of the tax-exempt entity.

However, for tax-exempt U.S. Holders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in Essex will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt U.S. Holders should consult their own tax advisers concerning these “set aside” and reserve requirements.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of Essex’s stock could be required to treat a percentage of the dividends from Essex as UBTI if Essex is a “pension-held REIT.”   Essex will not be a pension-held REIT unless (i) either (A) one pension trust owns more than 25% of the value of Essex’s stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of Essex’s stock, collectively owns more than 50% of such stock; and (ii) Essex would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts.  Essex believes that it is not, and does not expect to become, a pension-held REIT.

Tax-exempt U.S. Holders should consult their independent tax advisors regarding the tax consequences to them of an investment in Essex in light of their particular circumstances.

Taxation of Non-U.S. Holders

The following is a discussion of certain anticipated U.S. federal income tax consequences of the ownership and disposition of Essex’s stock applicable to non-U.S. Holders of such stock. A “non-U.S. Holder” is any person (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) who is not a U.S. Holder. The discussion is based on current law and is for general information only. The discussion addresses only certain and not all aspects of U.S. federal income taxation. Special rules may apply to certain non-U.S. Holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Distributions from Essex.

1.           Ordinary Dividends. The portion of dividends received by non-U.S. Holders payable out of Essex’s current and accumulated earnings and profits which are not attributable to capital gains and which are not effectively connected with a U.S. trade or business of the non-U.S. Holder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by an applicable income tax treaty). In general, non-U.S. Holders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of Essex’s stock. In cases where the dividend income from a non-U.S. Holder’s investment in Essex’s stock is effectively connected with the non-U.S. Holder’s conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. Holder), the non-U.S. Holder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. Holders are taxed with respect to such dividends (a corporate non-U.S. Holder may also be subject to a “branch profits tax” at a rate of 30% or a lower rate under an applicable treaty).

Essex expects to withhold U.S. income tax at the rate of 30% on the gross amount of any distributions of ordinary income made to a non-U.S. Holder unless (1) a lower treaty rate applies and proper certification is provided on an applicable Internal Revenue Service Form W-8 (i.e., Internal Revenue Service Form W-8BEN) or (2) the non-U.S. Holder files an Internal Revenue Service Form W-8ECI with Essex claiming that the distribution is effectively connected with the non-U.S. Holder’s conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. Holder). However, the non-U.S. Holder may seek a refund of such amounts from the Internal Revenue Service if it is subsequently determined that such distribution was, in fact, in excess of Essex’s current and accumulated earnings and profits.

2.           Non-Dividend Distributions. Unless Essex’s stock constitutes a USRPI (as defined below), distributions by Essex which are not paid out of Essex’s current and accumulated earnings and profits will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. Holder may seek a refund of such amounts from the Internal Revenue Service if it is subsequently determined that such distribution was, in fact, in excess of Essex’s current and accumulated earnings and profits. If Essex’s stock constitutes a USRPI, a distribution in excess of current and accumulated earnings and profits will be subject to 10% withholding tax and may be subject to additional taxation under FIRPTA (as defined below). However, the 10% withholding tax will not apply to distributions already subject to the 30% dividend withholding.

3.           Capital Gain Dividends. Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), a distribution made by Essex to a non-U.S. Holder, to the extent attributable to gains (“USRPI Capital Gains”) from dispositions of United States real property interests (“USRPIs”), will be considered effectively connected with a U.S. trade or business of the non-U.S. Holder and therefore will be subject to U.S. income tax at the rates applicable to U.S. Holders, without regard to whether such distribution is designated as a capital gain dividend. (The properties owned by the Operating Partnership generally are USRPIs.) Distributions subject to FIRPTA may also be subject to the branch profits tax in the hands of a corporate non-U.S. Holder. Notwithstanding the preceding, distributions received on Essex’s stock, to the extent attributable to USRPI Capital Gains, will not be treated as gain recognized by the non-U.S. Holder from the sale or exchange of a USRPI if (1) Essex’s stock continues to be regularly traded on an established securities market located in the United States and (2) the selling non-U.S. Holder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. The distribution will instead be treated as an ordinary dividend to the non-U.S. Holder, and the tax consequences to the non-U.S. Holder will be as described above under “Material Federal Income Tax Considerations — Ordinary Dividends.”

Distributions attributable to Essex’s capital gains which are not USRPI Capital Gains generally will not be subject to income taxation, unless (1) investment in the stock is effectively connected with the non-U.S. Holder’s U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. Holder), in which case the non-U.S. Holder will be subject to the same treatment as U.S. Holders with respect to such gain (except that a corporate non-U.S. Holder may also be subject to the branch profits tax) or (2) the non-U.S. Holder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are present, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Essex generally will be required to withhold and remit to the Internal Revenue Service 35% of any distributions to non-U.S. Holders that are designated as capital gain dividends, or, if greater, 35% of a distribution that could have been designated as a capital gain dividend. Distributions can be designated as capital gains to the extent of Essex’s net capital gain for the taxable year of the distribution. The amount withheld is creditable against the non-U.S. Holder’s U.S. federal income tax liability. This withholding will not apply to any amounts paid to a holder of not more than 5% of Essex’s stock while such stock is regularly traded on an established securities market. Instead, those amounts will be treated as described above under “Material Federal Income Tax Considerations — Ordinary Dividends.”

Disposition of Stock. Unless Essex’s stock constitutes a USRPI, a sale of such stock by a non-U.S. Holder generally will not be subject to U.S. taxation unless (1) the investment in the stock is effectively connected with the non-U.S. Holder’s U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. Holder) or (2) the non-U.S. Holder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are present.

The stock will not constitute a USRPI if Essex is a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. Holders. Essex believes that it is, and expects to continue to be, a domestically controlled REIT, and therefore that the sale of Essex’s stock will not be subject to taxation under FIRPTA. Because Essex’s stock will be publicly traded, however, no assurance can be given that Essex will continue to be a domestically controlled REIT.

Even if Essex does not constitute a domestically controlled REIT, a non-U.S. Holder’s sale of its stock generally will not be subject to tax under FIRPTA as a sale of a USRPI provided that (1) the stock continues to be regularly traded on an established securities market located in the United States and (2) the selling non-U.S. Holder did not own more than 5% of such class of stock at any time during the one year period ending on the date of the distribution.

If gain on the sale of Essex’s stock were subject to taxation under FIRPTA, the non-U.S. Holder would be subject to the same treatment as a U.S. Holder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the Internal Revenue Service. This 10% is creditable against the U.S. federal income tax liability of the non-U.S. Holder under FIRPTA in connection with its sale of Essex’s stock.

Information Reporting and Backup Withholding. Backup withholding will apply to dividend payments made to a non-U.S. Holder of Essex’s stock unless the holder has certified that it is not a U.S. holder and the payer has no actual knowledge that the owner is not a non-U.S. Holder. Information reporting generally will apply with respect to dividend payments even if certification is provided.

Payment of the proceeds from a disposition of Essex’s stock by a non-U.S. Holder made to or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the holder or beneficial owner certifies that it is not a U.S. Holder or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the United States through a foreign office of a foreign broker-dealer. If the proceeds from a disposition of Essex’s stock are paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (1) a “controlled foreign corporation” for U.S. federal income tax purposes, (2) a person 50% or more of whose gross income from all sources for a specified three-year period was effectively connected with a U.S. trade or business, (3) a foreign partnership with one or more partners who are U.S. persons and who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (4) a foreign partnership engaged in the conduct of a trade or business in the United States, then backup withholding and information reporting generally will apply unless the non-U.S. Holder satisfies certification requirements regarding its status as a non-U.S. Holder and the broker-dealer has no actual knowledge that the owner is not a non-U.S. Holder.

HIRE Act. On March 18, 2010, the Hiring Incentives to Restore Employment Act (the “HIRE Act”) was enacted in the United States. The HIRE Act includes provisions known as the Foreign Account Tax Compliance Act (“FATCA”). Final regulations under FATCA were issued by the Internal Revenue Service on January 17, 2013. FATCA generally imposes a 30% withholding tax on (i) dividends paid with respect to Essex common stock after December 31, 2013 and (ii) certain gross proceeds from the disposition of Essex common stock paid after December 31, 2016 to (a) foreign financial institutions (as defined in Section 1471(d)(4) of the Code) unless they agree to collect and disclose to the Secretary of the Treasury information regarding their direct and indirect U.S. account holders and (b) certain other foreign entities unless they certify certain information regarding their direct and indirect U.S. owners. The 30% withholding rate generally applies without regard to reduced rates of withholding or exemptions from withholding available under current law under treaties or existing statutory rules. Under some circumstances, a foreign owner may still be eligible to claim the benefit of such reduced withholding rates and exemptions through a claim for refund.

Under a grandfathering rule, FATCA does not apply to any payments made under an obligation that is outstanding on January 1, 2014 (provided such obligation is not materially modified subsequent to such date) and any gross proceeds from the disposition of such obligation. Stock in a corporation is not an “obligation” for purposes of this rule and therefore Essex common stock would not be exempt from the application of FATCA under this grandfathering rule. FATCA does not replace the existing U.S. withholding tax regime, but the FATCA regulations contain coordination provisions to avoid double withholding on U.S.-source income. Non-U.S. Holders are encouraged to consult with their tax advisors regarding the possible implications of FATCA on an investment in Essex common stock in light of such holders’ individual circumstances.

Non-U.S. Holders should consult their independent tax advisors regarding the tax consequences to them of an investment in Essex in light of their particular circumstances.

State and Local Taxes

Essex and its stockholders may be subject to state or local taxation in various jurisdictions, including those in which Essex or its stockholders transact business or reside. The state and local tax treatment of Essex and its stockholders may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisers regarding the effect of state and local tax laws on an investment in Essex.

Possible Legislative or Other Actions Affecting Tax Considerations

Prospective investors should recognize that the present U.S. federal income tax treatment of an investment in Essex may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department, resulting in revisions of the U.S. Treasury regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in Essex.

PLAN OF DISTRIBUTION

We may sell the Offered Securities domestically or abroad to one or more underwriters for public offering and sale by them or may sell the Offered Securities to investors directly or through agents, which agents may be affiliated with us. We will name any such underwriter or agent involved in the offer and sale of the Offered Securities in the applicable Prospectus Supplement.

We may effect from time to time sales of Offered Securities offered pursuant to any applicable Prospectus Supplement in one or more transactions at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale, or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the Offered Securities upon the terms and conditions as set forth in the applicable Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from Essex or from the Operating Partnership in the form of underwriting discounts or commissions, and also may receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable Prospectus Supplement indicates, in connection with those derivatives, the third parties (or affiliates of such third parties) may sell Offered Securities covered by this prospectus and the applicable Prospectus Supplement, including in short sale transactions. If so, the third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common stock. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable Prospectus Supplement or a post-effective amendment to this Registration Statement.

Any underwriting compensation we pay to underwriters, dealers or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions underwriters allow to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”). Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Any such indemnification agreements will be described in the applicable Prospectus Supplement.

Unless otherwise specified in the related Prospectus Supplement, each series of Offered Securities will be a new issue with no established trading market, other than Essex’s Common Stock which is listed on the New York Stock Exchange. Any shares of Essex’s Common Stock sold pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance. We may elect to list any preferred stock, warrants or debt securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of Offered Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we cannot assure you of the liquidity of the trading market for the Offered Securities.

If so indicated in the applicable Prospectus Supplement, we may authorize, underwriters or other persons acting as our agent, to solicit offers by certain institutions or other suitable purchasers or other suitable purchasers to purchase Offered Securities from us at the public offering price set forth in such Prospectus Supplement, pursuant to delayed delivery contracts (“Contracts”) providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to our approval.  Contracts will be subject to the condition that the purchase by an institution of the Offered Securities covered by its Contracts shall not, at the time of delivery, be prohibited under the laws of any jurisdiction in the United States to which such institution is subject.

To facilitate the offering of the Offered Securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the Offered Securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the Offered Securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the Offered Securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Certain of the underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with and perform services for, us in the ordinary course of business.

LEGAL MATTERS

The validity of the Offered Securities to be offered by Essex will be passed upon for us by Venable LLP and the validity of the Offered Securities to be offered by the Operating Partnership will be passed upon for us by Baker & McKenzie LLP. Baker & McKenzie LLP will also issue an opinion to us regarding certain tax matters described under “Material Federal Income Tax Considerations.”

EXPERTS

The consolidated financial statements and financial statement schedule III of Essex Property Trust, Inc. and subsidiaries as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The statements of revenue and certain expenses of PPC Montebello, LLC (Montebello Apartments) for the period April 5, 2010 (inception) through December 31, 2010, and for the year ended December 31, 2011 incorporated by reference herein have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon. Such statements of revenue and certain expenses of Montebello Apartments are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The statement of revenue and certain expenses of the Murphy Road Apartments – San Jose, a California limited partnership (Willow Lake) for the year ended December 31, 2011 has been incorporated by reference in reliance herein upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. KPMG LLP’s report refers to the fact that the statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission and is not intended to be a complete presentation of revenue and expenses.